As filed with the Securities and Exchange Commission on May 5, 2006

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Ameriprise Financial, Inc.
Ameriprise Capital Trust I
Ameriprise Capital Trust II
Ameriprise Capital Trust III
Ameriprise Capital Trust IV
(Exact name of Registrant as specified in its charter)

Delaware	13—31800631
Delaware	applied for
Delaware	applied for
Delaware	applied for
Delaware	applied for
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

55 Ameriprise Financial Center
Minneapolis, MN 55474
(612) 671-3131

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John C. Junek, Esq.
Executive Vice President and General Counsel
Ameriprise Financial, Inc.
55 Ameriprise Financial Center
Minneapolis, Minnesota 55474
(612) 671-3131
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Craig M. Wasserman, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
(212) 403-1000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Senior Debt Securities of Ameriprise Financial, Inc.
Senior Subordinated Debt Securities of Ameriprise Financial, Inc.
Junior Subordinated Debt Securities of Ameriprise Financial, Inc.
Preferred Stock, par value $.01 per share, of Ameriprise Financial, Inc.
Depositary Shares of Ameriprise Financial, Inc. (2)
Common Stock, par value $.01 per share, of Ameriprise Financial, Inc.
Warrants of Ameriprise Financial, Inc.
Stock Purchase Contracts of Ameriprise Financial, Inc.
Units of Ameriprise Financial, Inc.
Preferred Securities Ameriprise Capital Trust I
Preferred Securities of Ameriprise Capital Trust II
Preferred Securities of Ameriprise Capital Trust III
Preferred Securities of Ameriprise Capital Trust IV
Ameriprise Financial, Inc. Guarantee of Preferred Securities of Ameriprise Capital Trust I, Ameriprise Capital Trust II, Ameriprise Capital Trust III, and Ameriprise Capital Trust IV (3)

(1)    An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. This registration statement also covers an undeterminable amount of the registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by subsidiaries of the registrant. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of all of the registration fee, except for $24,593 that has already been paid with respect to $1,700,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-128834, filed on October 5, 2005 by Ameriprise Financial, Inc. and were not sold thereunder. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fee may be applied to the filing fee payable pursuant to this registration statement. Any additional registration fees will be paid subsequently on a pay-as-you-go basis.

(2)    Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt. In the event Ameriprise Financial, Inc. elects to offer to the public fractional interests in shares of the preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests and shares of preferred stock will be issued to the depositary under the deposit agreement. No separate consideration will be received for the depositary shares.

(3)    Ameriprise Financial, Inc. is also registering the guarantees and other obligations that it may have with respect to preferred securities to be issued by any of Ameriprise Capital Trust I and Ameriprise Capital Trust II or with respect to similar securities that may be issued by similar entities formed in the future. No separate consideration will be received for any guarantee.

EXPLANATORY NOTE

This registration statement contains:

•                  a prospectus to be used in connection with offerings of debt securities, warrants, purchase contracts, units, preferred stock, depositary shares and common stock of Ameriprise on a continuous or delayed basis; and

•                  a prospectus to be used in connection with offerings of:

–                 the capital securities of Ameriprise Capital Trust I, Ameriprise Capital Trust II, Ameriprise Capital Trust III and Ameriprise Capital Trust IV;

–                 the junior subordinated debentures of Ameriprise; and

–                 the guarantees of Ameriprise of the capital securities,

each on a continuous or delayed basis.

Each offering of securities made under this registration statement will be made pursuant to one of these two prospectuses, with the specific terms of the securities offered thereby set forth in an accompanying prospectus supplement or incorporated into this prospectus by reference.

Each of these two prospectuses may also be used by affiliates of Ameriprise Financial, Inc. in market-making transactions in the securities covered by such prospectus.

PROSPECTUS

Ameriprise Financial, Inc.

Debt Securities
Warrants
Purchase Contract
Units
Preferred Stock
Depositary Shares
Common Stock

We may offer to sell debt securities, warrants, purchase contracts, preferred stock, either separately or represented by depositary shares, and common stock either individually or in units. The debt securities, warrants, purchase contracts and preferred stock may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of Ameriprise or debt or equity securities of one or more other entities. Our common stock is listed on the NYSE and trades under the symbol “AMP.”

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

We may use this prospectus in the initial sale of these securities. In addition, one or more of our subsidiaries may use this prospectus in a market-making transaction involving any of these securities after our initial sale.

The date of this prospectus is May 5, 2006.

You should rely only on the information contained in this prospectus or any prospectus supplement, and in other offering material, if any, or information contained in documents which you are referred to by this prospectus or any prospectus supplement, or in other offering material, if any. We have not authorized anyone to provide you with different information. We are offering to sell the securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or any prospectus supplement or other offering material is accurate only as of the date on the front of those documents, regardless of the time of delivery of the documents or any sale of the securities.

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PROSPECTUS SUMMARY

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a shelf registration process. This prospectus provides you with a general description of the securities we may offer.

References to “Ameriprise,” “us,” “we” or “our” in this section means Ameriprise Financial, Inc., and does not include the consolidated subsidiaries of Ameriprise Financial, Inc. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. In addition, we and any underwriter or agent that we may from time to time retain may also provide other information relating to an offering, which we refer to as “other offering material”. The prospectus supplement as well as the other offering material may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement, any applicable pricing supplement, together with additional information described in the section entitled “Where You Can Find More Information” and any other offering material  Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material provided.

To see more detail, you should read our registration statement and the exhibits filed with our registration statement.

Ameriprise Financial, Inc.

We are a leading financial planning and services company with more than 12,000 financial advisors and registered representatives that provides solutions for clients’ asset accumulation, income management and insurance protection needs. Our financial advisors deliver tailored solutions to clients through a comprehensive and personalized financial planning approach built on a long-term relationship with a knowledgeable advisor. We specialize in meeting the retirement-related financial needs of the mass affluent.

Our principal executive offices are located at 55 Ameriprise Financial Center, Minneapolis, Minnesota  55474, and our telephone number is 612-671-3131.

The Securities We Are Offering

We may offer any of the following securities from time to time:

•                  debt securities;

•                  warrants;

•                  purchase contracts;

•                  units, comprised of two or more securities, in any combination;

•                  preferred stock, either directly or represented by depositary shares; and

•                  common stock.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

Listing

If any securities are to be listed or quoted on a securities exchange or quotation system, your prospectus supplement will say so. Our common stock is listed on the New York Stock Exchange and trades under the symbol “AMP.”

Manner of Offering

The securities will be offered when they are first issued and sold and after that in market-making transactions involving one or more of our subsidiaries.

When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents or directly to purchasers. Your prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Years Ended December 31,
	2005	2004	2003	2002	2001
	(dollars in millions)
Earnings:
Income before income tax provision (benefit), discontinued operations and accounting change	$745	$1,112	$873	$861	$35
Interest and debt expense	73	52	45	32	26
Interest portion of rental expense	32	30	28	31	39
Amortization of capitalized interest	1	1	1	1	—
Equity method investees and minority interests	(2)	2	2	—	—
Total earnings (a)	$849	$1,197	$949	$925	$100

Fixed charges:
Interest and debt expense	$73	$52	$45	$32	$26
Interest portion of rental expense	32	30	28	31	39
Capitalized interest	—	—	—	4	6
Total fixed charges (b)	$105	$82	$73	$67	$71

Ratio of earnings to fixed charges (a/b) (1)	8.1	14.5	13.0	13.9	1.4

(1)          Ratio calculated using thousands.

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The interest portion of rental expense represents one-third of rental expense relating to operating leases. Ameriprise had no preferred stock outstanding for any period presented, and accordingly its ratio of earnings to combined fixed charges and preferred stock dividends is the same as its ratio of earnings to fixed charges.

USE OF PROCEEDS

Unless otherwise indicated in any prospectus supplement, we intend to use the net proceeds from the sale of securities for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

References to “Ameriprise,” “us,” “we” or “our” in this section means Ameriprise Financial, Inc., and does not include the consolidated subsidiaries of Ameriprise Financial, Inc. In this section, references to “holders” mean those who own debt securities registered in their own names, on the books that we or the applicable trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

Debt Securities May Be Senior or Subordinated

We may issue senior or subordinated debt securities (including senior subordinated and junior subordinated debt securities). Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets or the property or assets of our subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities and, in the case of senior debt securities in bearer form, any related interest coupons, will be issued under our senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt.

The subordinated debt securities and, in the case of subordinated debt securities in bearer form, any related interest coupons, will be issued under our senior subordinated debt indenture or our junior subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior indebtedness,” as defined in the applicable subordinated debt indenture. None of the indentures limit our ability to incur additional unsecured indebtedness.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities. When we refer to “subordinated debt securities” in this prospectus, we mean both the senior subordinated debt securities and the junior subordinated debt securities.

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The Senior Debt Indenture, Senior Subordinated Debt Indenture, and Junior Subordinated Debt Indenture

The senior debt securities and the subordinated debt securities are each governed by a document called an indenture — the senior debt indenture, in the case of the senior debt securities, and the senior subordinated debt indenture or the junior subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between Ameriprise and U.S. Bank National Association, which acts as trustee. The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the senior subordinated debt indenture and the junior subordinated debt indenture.

Reference to the indenture or the trustee with respect to any debt securities, means the indenture under which those debt securities are issued and the trustee under that indenture.

The trustee has two main roles:

1.             The trustee can enforce the rights of holders against us if we default on our obligations under the terms of the indenture or the debt securities. There are some limitations on the extent to which the trustee acts on behalf of holders, described below under “— Events of Default — Remedies If an Event of Default Occurs.”

2.             The trustee performs administrative duties for us, such as sending interest payments and notices to holders, and transferring a holder’s debt securities to a new buyer if a holder sells.

The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by New York law. A copy of each indenture is an exhibit to our registration statement. See “Where You Can Find More Information” below for information on how to obtain a copy.

General

We may issue as many distinct series of debt securities under any of the indentures as we wish. The provisions of the senior debt indenture, the senior subordinated debt indenture and junior subordinated debt indenture allow us not only to issue debt securities with terms different from those previously issued under the applicable indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We may issue debt securities in amounts that exceed the total amount specified on the cover of your prospectus supplement at any time without your consent and without notifying you. In addition, we may offer debt securities, together in the form of units with other debt securities, warrants, purchase contracts and preferred stock or common stock, as described below under “Description of Units We May Offer.”

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This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement which describes the terms of each series of debt securities may also describe differences from the material terms summarized here.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of certain terms used in the indenture. In this summary, we describe the meaning of only some of the more important terms. For your convenience, we also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement. You must look to the indenture for the most complete description of what we describe in summary form in this prospectus.

This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities you are offered. In addition, we may also incorporate additional information concerning the debt securities by reference into registration statement of which this prospectus forms a part. See the section entitled “Where You Can Find More Information.”

We may issue the debt securities as original issue discount securities, which may be offered and sold at a substantial discount below their stated principal amount. (Section 3.01). The prospectus supplement relating to the original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe certain additional tax considerations applicable to such debt securities.

In addition, the specific financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement and, if applicable, a pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•                  the title of the series of debt securities;

•                  whether it is a series of senior debt securities or a series of subordinated debt securities;

•                  any limit on the aggregate principal amount of the series of debt securities;

•                  the date or dates on which the series of debt securities will mature;

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•                  the person to whom interest on a debt security is payable, if other than the holder on the regular record date;

•                  the rate or rates, which may be fixed or variable per annum, at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•                  the place or places where the principal of, premium, if any, and interest on the debt securities is payable;

•                  the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

•                  the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•                  any mandatory or optional sinking funds or similar provisions or provisions for redemption at the option of the issuer;

•                  if the debt securities may be converted into or exercised or exchanged for our common stock or preferred stock or other of our securities or the debt or equity securities of third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities or the debt or equity securities of third parties issuable upon conversion, exercise or exchange may be adjusted;

•                  if other than denominations of $1,000 and any of its integral multiples, the denominations in which the series of debt securities will be issuable;

•                  the currency of payment of principal, premium, if any, and interest on the series of debt securities;

•                  if the currency of payment for principal, premium, if any, and interest on the series of debt securities is subject to our election or that of a holder, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•                  if a trustee other than U.S. Bank National Association is named for the debt securities, the name of such trustee.

•                  any index used to determine the amount of payment of principal or premium, if any, and interest on the series of debt securities;

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•                  the applicability of the provisions described under “— Defeasance” below;

•                  any event of default under the series of debt securities if different from those described under “— Events of Default” below;

•                  if the debt securities will be issued in bearer form, any special provisions relating to bearer securities that are not addressed in this prospectus;

•                  if the series of debt securities will be issuable only in the form of a global security, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee; and

•                  any other special feature of the series of debt securities.

Overview of Remainder of this Description

The remainder of this description summarizes:

•                  Additional Mechanics relevant to the debt securities under normal circumstances, such as how holders transfer ownership and where we make payments;

•                  Holders’ rights in several Special Situations, such as if we merge with another company or if we want to change a term of the debt securities;

•                  Subordination Provisions in the senior subordinated debt indenture and the junior subordinated debt indenture that may prohibit us from making payment on those securities;

•                  Our right to release ourselves from all or some of our obligations under the debt securities and the indenture by a process called Defeasance; and

•                  Holders’ rights if we Default or experience other financial difficulties.

Additional Mechanics

Form, Exchange and Transfer

Unless we specify otherwise in the prospectus supplement, the debt securities will be issued:

•                  only in fully registered form;

•                  without interest coupons; and

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•                  in denominations that are even multiples of $1,000. (Section 3.02)

Holders may have their debt securities broken into more debt securities of smaller denominations of not less than $1,000 or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 3.05) This is called an exchange.

Holders may exchange or transfer debt securities at the office of the trustee. They may also replace lost, stolen or mutilated debt securities at that office. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers. (Section 3.05) The trustee’s agent may require an indemnity before replacing any debt securities.

Holders will not be required to pay a service charge to transfer or exchange debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 12.02)

If the debt securities are redeemable, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (Section 3.05)

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the prospectus supplement.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with or on behalf of a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and may be in either temporary or permanent form.

The related prospectus supplement will describe the specific terms of the depositary arrangement with respect to that series of debt securities. We anticipate that the following provisions will apply to all depositary arrangements.

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Unless otherwise specified in an applicable prospectus supplement, global securities to be deposited with or on behalf of a depositary will be registered in the name of that depositary or its nominee. Upon the issuance of a global security, the depositary for that global security will credit the respective principal amounts of the debt securities represented by such global security to the participants that have accounts with that depositary or its nominee. Ownership of beneficial interests in those global securities will be limited to participants in the depositary or persons that may hold interests through these participants.

A participant’s ownership of beneficial interests in these global securities will be shown on the records maintained by the depositary or its nominee. The transfer of a participant’s beneficial interest will only be effected through these records. A person whose ownership of beneficial interests in these global securities is held through a participant will be shown on, and the transfer of that ownership interest within that participant will be effected only through, records maintained by the participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Limits and laws of this nature may impair your ability to transfer beneficial interests in a global security.

Except as set forth below and in the indenture, owners of beneficial interests in the global security will not be entitled to receive debt securities of the series represented by that global security in definitive form and will not be considered to be the owners or holders of those debt securities under the global security. Because the depositary can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in a global security to pledge such interests to persons or entities that do not participate in the depositary system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. No beneficial owner of an interest in the global security will be able to transfer that interest except in accordance with the depositary’s applicable procedures, in addition to those provided for under the applicable indenture and, if applicable, those of Euroclear Bank S.A./N.V., as operator of the Euroclear System, Clearstream International and/or any other relevant clearing system.

We will make payment of principal of, premium, if any, and any interest on global securities to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global security. None of us, the trustee, any paying agent or the securities registrar for those debt securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. (Sec. 3.09).

We expect that the depositary for a permanent global security, upon receipt of any payment in respect of a permanent global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

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We may at any time and in our sole discretion determine not to have any debt securities represented by one or more global securities. In such event, we will issue debt securities in definitive form in exchange for all of the global securities representing such debt securities. (Sec. 3.05).

If set forth in the applicable prospectus supplement, an owner of a beneficial interest in a global security may, on terms acceptable to us and the depositary, receive debt securities of that series in definitive form. In that event, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of debt securities of the series represented by that global security equal in principal amount to that beneficial interest and to have those debt securities registered in its name.

Registered and Bearer Securities

Registered securities may be exchangeable for other debt securities of the same series, registered in the same name, for the same aggregate principal amount in authorized denominations and will be transferable at any time or from time to time at the office of the trustee. The holder will not pay a service charge for any such exchange or transfer except for any tax or governmental charge incidental thereto. (Sec. 3.05). If permitted by applicable laws and regulations, the prospectus supplement will describe the terms upon which registered securities may be exchanged for bearer securities of the series. If any bearer securities are issued, any restrictions applicable to the offer, sale or delivery of bearer securities and the terms upon which bearer securities may be exchanged for registered securities of the same series will be described in the prospectus supplement.

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. Except as otherwise be stated in the prospectus supplement, the record date will be the last day of the calendar month preceding an interest due date if such interest due date is the fifteenth day of the calendar month and will be the fifteenth day of the calendar month preceding an interest due date if such interest due date is the first day of the calendar month. (Section 3.08) Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sale price of the securities to pro-rate interest fairly between buyer and seller. This prorated interest amount is called accrue interest.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. That office is currently located at 60 Livingston Avenue, St. Paul, Minnesota 55107. Holders must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

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BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.

We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify the trustee of any changes in the paying agents for any particular series of debt securities. (Section 12.02)

Notices

We and the trustee will send notices regarding the debt securities only to holders, using their addresses as listed in the trustee’s records. (Section 1.06) With respect to who is a legal “holder” for this purpose, see “Legal Ownership and Book-Entry Issuance.”

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, holders may look to us for payment and not to the trustee or any other paying agent. (Section 6.05)

Special Situations

Mergers and Similar Events

We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another company or firm. However, when we merge out of existence or sell or lease substantially all of our assets, we may not take any of these actions unless all the following conditions are met:

•                  the other entity may not be organized under a foreign country’s laws; that is, it must be organized under the laws of a state of the United States or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities.

•                  after giving effect to the transaction, no event of default under the indenture, and no event that, after notice or lapse of time, or both, would become an event of default, will have occurred and be continuing unless the merger or other transactions would cure the default; and

•                  we must have delivered certain certificates and opinions to the trustee.

If the conditions described above are satisfied with respect to any series of debt securities, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of

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another entity, any transaction that involves a change of control but in which we do not merge or consolidate, any transaction in which we sell less than substantially all of our assets and any merger or consolidation in which we are the surviving corporation. (Sec. 10.01). It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of our debt securities, however, will have no approval right with respect to any transaction of this type.

Modification and Waiver of the Debt Securities

We may modify or amend the indenture without the consent of the holders of any of our outstanding debt securities for various enumerated purposes, including the naming, by a supplemental indenture, of a trustee other than U.S. Bank National Association, for a series of debt securities. We may modify or amend the indenture with the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by the modification or amendment. However, no such modification or amendment may, without the consent of the holder of each affected debt security:

•                  modify the terms of payment of principal, premium or interest; or

•                  reduce the stated percentage of holders of debt securities necessary to modify or amend the indenture or waive our compliance with certain provisions of the indenture and certain defaults thereunder.

•                  modify the subordination provisions of the senior subordinated debt indenture or the junior subordinated debt indenture in a manner adverse to such holders.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the senior subordinated debt indenture and in the junior subordinated debt indenture may prohibit us from making payments on those securities. Senior subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the senior subordinated debt indenture or any supplement thereto to all of our senior indebtedness, as defined in the senior subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture. Junior subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the junior subordinated debt indenture or any supplement thereto, to all of our senior indebtedness, as defined in the junior subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture or any supplement thereto and under the senior subordinated debt indenture or any supplement thereto.

Unless otherwise indicated in the applicable prospectus supplement, the senior subordinated and junior subordinated indentures define the term “senior indebtedness” with respect to each respective series of senior subordinated and junior subordinated debt securities, to mean the principal, premium, if any, and interest on all indebtedness and obligations of, or guaranteed or assumed by Ameriprise, whether outstanding on the date of the issuance of subordinated debt securities or thereafter created, incurred, assumed or guaranteed and all amendments, modifications, renewals, extensions, deferrals and refundings of any such indebtedness unless the instrument creating such indebtedness or obligations provides that they are subordinated or are not superior in right of payment to the subordinated debt securities. In the case of the junior subordinated indenture, unless otherwise indicated in the applicable prospectus supplement, senior indebtedness also includes all subordinated debt securities issued under the senior subordinated indenture. Unless otherwise indicated in the applicable prospectus supplement, notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (A) any obligation of Ameriprise to any of its subsidiaries, (B) any liability for Federal, state, local or other taxes owed or owing by Ameriprise or its subsidiaries, (C) any accounts payable or other liability to trade creditors (including guarantees thereof or instruments evidencing such liabilities), or (D) any obligations with respect to any capital stock of Ameriprise.

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Unless otherwise indicated in the applicable prospectus supplement, Ameriprise may not pay principal of, premium, of any, or interest on any subordinated debt securities or defease, purchase, redeem or otherwise retire such securities if:

•                  a default in the payment of any principal, or premium, if any, or interest on any senior indebtedness, occurs and is continuing or any other amount owing in respect of any senior indebtedness is not paid when due; or

•                  any other default occurs with respect to any senior indebtedness and the maturity of such senior indebtedness is accelerated in accordance with its terms,

unless and until such default in payment or event of default has been cured or waived and any such acceleration is rescinded or such senior indebtedness has been paid in full in cash. Unless otherwise indicated in the applicable prospectus supplement, the foregoing limitations will also apply to payments in respect of the junior subordinated debt securities in the case of an event of default under the senior subordinated indebtedness.

If there is any payment or distribution of the assets of Ameriprise to creditors upon a total or partial liquidation or a total or partial dissolution or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding holders of all present and future senior indebtedness (which will include interest accruing after, or which would accrue but for, the commencement of any bankruptcy, reorganization, insolvency, receivership or similar proceeding) are entitled to receive payment in full before any payment or distribution, whether in cash, securities or other property, in respect of the subordinated indebtedness. In addition, unless otherwise indicated in the applicable prospectus supplement, in any such event, payments or distributions which would otherwise be made on subordinated or junior subordinated debt securities will generally be paid to the holders of senior indebtedness, or their representatives, in accordance with the priorities existing among these creditors at that time until the senior indebtedness is paid in full.

After payment in full of all present and future senior indebtedness, holders of subordinated debt securities will be subrogated to the rights of any holders of senior indebtedness to receive any further payments or distributions that are applicable to the senior indebtedness until all the subordinated debt securities are paid in full. The senior subordinated and junior subordinated indentures provide that the foregoing subordination provisions may not be changed in a manner which would be adverse to the holders of senior indebtedness without the consent of the holders of such senior indebtedness.

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The prospectus supplement delivered in connection with the offering of a series of subordinated or junior subordinated debt securities will set forth a more detailed description of the subordination provisions applicable to any such debt securities.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

Defeasance

The indenture permits us to be discharged from our obligations under the indenture and the debt securities if we comply with the following procedures. This discharge from our obligations is referred to in this prospectus as defeasance. (Sec. 6.02).

Unless the applicable prospectus supplement states otherwise, if we deposit with the trustee sufficient cash and/or U.S. government securities to pay and discharge the principal and premium, if any, and interest, if any, to the date of maturity of that series of debt securities, then from and after the ninety-first day following such deposit:

•                  we will be deemed to have paid and discharged the entire indebtedness on the debt securities of that series, and

•                  our obligations under the indenture with respect to the debt securities of that series will cease to be in effect.

Following defeasance, holders of the applicable debt securities would be able to look only to the defeasance trust for payment of principal and premium, if any, and interest, if any, on their debt securities.

Defeasance may be treated as a taxable exchange of the related debt securities for obligations of the trust or a direct interest in the money or U.S. government securities held in the trust. In that case, holders of debt securities would recognize gain or loss as if the trust obligations or the money or U.S. government securities held in the trust, as the case may be, had actually been received by the holders in exchange for their debt securities. Holders thereafter might be required to include as income a different amount of income than in the absence of defeasance. We urge prospective investors to consult their own tax advisors as to the specific tax consequences of defeasance.

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Events Of Default

The indenture provides holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities. You should review these provisions carefully in order to understand what constitutes an event of default under the indenture.

Unless stated otherwise in the prospectus supplement, an event of default with respect to any series of debt securities under the indenture will be:

•                  default in the payment of the principal of, or premium, if any, on any debt security of such series at its maturity;

•                  default in making a sinking fund payment, if any, on any debt security of such series when due and payable;

•                  default for 30 days in the payment of any installment of interest on any debt security of such series;

•                  default for 90 days after written notice in the observance or performance of any other covenant in the indenture;

•                  certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee for us or our property;

•                  any other event of default provided in or pursuant to the applicable resolution of our Board of Directors or supplemental indenture under which such series of debt securities is issued. (Sec. 7.01).

The trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series, except in the payment of principal, premium or interest or in the payment of any sinking fund installment or analogous obligation, if it considers such withholding of notice in the interest of such holders. (Sec. 8.02).

If an event of default with respect to any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series may declare the principal of all the debt securities of such series to be due and payable immediately. (Sec. 7.02).

The indenture contains a provision entitling the trustee to be indemnified by the holders before proceeding to exercise any right or power under the indenture at the request of any such holders. (Sec. 8.03). The indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee, with respect to the debt securities of such series. (Sec. 7.12). The right of a holder to institute a proceeding with respect to the indenture is subject to certain conditions precedent, including notice and indemnity to the trustee. However, the holder has an absolute right to the receipt of principal of, premium, if any, and interest, if any, on the debt securities of any series on the respective stated maturities, as defined in the indenture, and to institute suit for the enforcement of these rights. (Sec. 7.07 and Sec. 7.08).

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The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past defaults. Each holder of a debt security affected by a default must consent to a waiver of:

•                  a default in payment of the principal of or premium, if any, or interest, if any, on any debt security of such series;

•                  a default in the payment of any sinking fund installment or analogous obligation with respect to the debt securities of such series; and

•                  a default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of the holder of each outstanding debt security affected. (Sec. 7.13).

We will furnish to the trustee annual statements as to the fulfillment of our obligations under the indenture. (Sec. 9.04 and Sec. 12.05).

Our Relationship with the Trustee

Affiliates of U.S. Bank National Association, the current trustee under the indentures, may provide banking and corporate trust services to us and extend credit to us and many of our subsidiaries worldwide. The trustee may act as a depository of our funds and hold our common shares for the benefit of its customers, including customers over whose accounts the trustee has discretionary authority. If a bank or trust company other than U.S. Bank National Association is to act as trustee for a series of senior, senior subordinated or junior subordinated debt securities, the applicable prospectus supplement will provide information concerning that other trustee.

DESCRIPTION OF WARRANTS WE MAY OFFER

References to “Ameriprise,” “us,” “we” or “our” in this section means Ameriprise Financial, Inc., and does not include the consolidated subsidiaries of Ameriprise Financial, Inc.

We may issue warrants to purchase debt securities, preferred stock, common stock or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued by us independently or together with any other securities and may be attached or separate from such securities. We may issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. If we designate a warrant agent, such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the relevant warrant agreement.

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The applicable prospectus supplement will describe the terms of any warrants that we may offer, including the following:

•                  the title of the warrants;

•                  the total number of warrants;

•                  the price or prices at which the warrants will be issued;

•                  if applicable, the currency or currencies investors may use to pay for the warrants;

•                  the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, to be delivered to warrantholders upon exercise of the warrants;

•                  if applicable, the price at which and the currency or currencies, including composite currencies, in which investors may purchase the underlying securities or other rights purchasable upon exercise of the warrants;

•                  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•                  whether the warrants will be issued in registered form or bearer form;

•                  information with respect to book-entry procedures, if any;

•                  if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•                  if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•                  if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•                  if applicable, a discussion of material United States federal income tax considerations;

•                  the identity of the warrant agent, if any;

•                  the procedures and conditions relating to the exercise of the warrants; and

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•                  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

DESCRIPTION OF PURCHASE CONTRACTS WE MAY OFFER

References to “Ameriprise,” “us,” “we” or “our” in this section means Ameriprise Financial, Inc., and does not include the consolidated subsidiaries of Ameriprise Financial, Inc.

We may issue purchase contracts for the purchase or sale of:

•                  shares of our common stock or preferred stock or our debt securities, or debt or equity securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•                  currencies; or

•                  commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•                  whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, securities, currencies or commodities, as applicable, and the nature and amount of each of those securities, currencies or commodities, or the method of determining those amounts;

•                  whether the purchase contracts are to be prepaid or not and whether holders thereof are required to secure their obligations in a specified manner;

•                  whether we may satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies;

•                  the methods by which the holders may purchase or sell such securities, currencies or commodities;

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•                  whether the purchase contracts requires us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and whether those payments may be unsecured or prefunded on some basis;

•                  any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

•                  whether the purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depository arrangements relating to such purchase contracts.

DESCRIPTION OF UNITS WE MAY OFFER

References to “Ameriprise,” “us,” “we” or “our” in this section means Ameriprise Financial, Inc., and does not include the consolidated subsidiaries of Ameriprise Financial, Inc.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•                  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•                  any provisions for the issuance, payment, settlement, transfer or exchange of the units, any unit agreement governing the units or of the securities comprising the units; and

•                  whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

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DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

Also, in this section, references to “holders” mean those who own shares of preferred stock or depositary shares, as the case may be, registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries. When we refer to “you” in this section, we mean all purchases of the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. Owners of beneficial interests in shares of preferred stock or depositary shares should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

General

We may issue preferred stock in one or more series. We may also “reopen” a previously issued series of preferred stock and issue additional preferred stock of that series. In addition, we may issue preferred stock together with other preferred stock, debt securities, warrants, purchase contracts and common stock in the form of units as described above under “Description of Units We May Offer.” This section summarizes terms of the preferred stock that apply generally to all series. The description of most of the financial and other specific terms of your series will be in your prospectus supplement. Those terms may vary from the terms described here.

Because this section is a summary, it does not describe every aspect of the preferred stock and any related depositary shares. As you read this section, please remember that the specific terms of your series of preferred stock and any related depositary shares as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your series of preferred stock or any related depositary shares.

Reference to a series of preferred stock means all of the shares of preferred stock issued as part of the same series under a certificate of designations filling part of our restated certificate of incorporation. Reference to your prospectus supplement means the prospectus supplement describing the specific terms of the preferred stock and any related depositary shares you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Our authorized capital stock includes 25,000,000 shares of preferred stock, par value $.01 per share. The preferred stock will be governed by Delaware law. We do not have any preferred stock outstanding as of the date of this prospectus. The prospectus supplement with respect to any offered preferred stock will describe any preferred stock that may be outstanding as of the date of the prospectus supplement.

Preferred Stock Issued in Separate Series

The authorized but unissued shares of preferred stock are available for issuance from time to time at the discretion of our board of directors without shareholder approval. Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to determine the designations, the powers, preferences and rights and the qualifications, limitations and restrictions of the series, including:

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•                  dividend rights;

•                  conversion or exchange rights;

•                  voting rights;

•                  redemption rights and terms;

•                  liquidation preferences;

•                  sinking fund provisions;

•                  the serial designation of the series; and

•                  the number of shares constituting the series.

In addition, as described below under “— Fractional or Multiple Shares of Preferred Stock Issued as Depositary Shares”, we may, at our option, instead of offering whole individual shares of any series of preferred stock, offer fractional shares of such series. In connection with the offering of fractional shares, we may offer depositary shares evidenced by depositary receipts, each representing a fraction of a share or some multiple of shares of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share or multiple of shares of preferred stock which each depositary share represents will be stated in the prospectus supplement relating to any series of preferred stock offered through depositary shares.

The rights of holders of preferred stock may be adversely affected by the rights of holders of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing for acquisitions and issuances to officers, directors and employees under their respective benefit plans. Our issuance of shares of preferred stock may have the effect of discouraging or making more difficult an acquisition.

Preferred stock will be fully paid and nonassessable when issued, which means that our holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Unless otherwise provided in your prospectus supplement, holders of preferred stock will not have preemptive or subscription rights to acquire more stock of Ameriprise.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to that series.

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Form of Preferred Stock and Depositary Shares

We may issue preferred stock in book-entry form. Preferred stock in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the shares of preferred stock represented by the global security. Those who own beneficial interests in shares of preferred stock will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. However, beneficial owners of any preferred stock in book-entry form will have the right to obtain their share in non-global form. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”  All preferred stock will be issued in registered form.

We will issue depositary shares in book-entry form, to the same extent as we describe above for preferred stock. All depositary shares will be issued in registered form.

Overview of Remainder of this Description

The remainder of this description summarizes:

•                  Preferred Stockholders’ Rights relative to common stockholders, such as the right of preferred stockholders to receive dividends and amounts on our liquidation, dissolution or winding-up before any such amounts may be paid to our common shareholders;

•                  Our ability to issue Fractional or Multiple Shares of Preferred Stock in the Form of Depositary Shares; and

•                  Various provisions of the Deposit Agreement, including how distributions are made, how holders vote their depositary shares and how we may amend the Deposit Agreement.

Preferred Stockholders’ Rights

Rank

Shares of each series of preferred stock will rank senior to our common stock with respect to dividends and distributions of assets. However, we will generally be able to pay dividends and distributions of assets to holders of our preferred stock only if we have satisfied our obligations on our indebtedness then due and payable.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends for each series of preferred stock will be stated in your prospectus supplement. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors.

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Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the prospectus supplement.

Redemption

If specified in your prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holder’s, and may be redeemed mandatorily.

Any restriction on the repurchase or redemption by us of our preferred stock while there is an arrearage in the payment of dividends will be described in your prospectus supplement.

Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of these shares, including voting rights, will terminate except for the right to receive the redemption price.

Conversion or Exchange Rights

Our prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of common stock, another series of preferred stock or other securities or debt or equity securities of third parties.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of Ameriprise, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in your prospectus supplement, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other parity securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other parity securities will share in any distribution of our available assets on a ratable basis in proportion to the full liquidation preferences of each security. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference and accrued and unpaid dividends.

Voting Rights

The holders of preferred stock of each series will have no voting rights, except:

•                  as stated in the prospectus supplement and in the certificate of designations establishing the series; or

•                  as required by applicable law.

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Fractional or Multiple Shares of Preferred Stock Issued as Depositary Shares

We may choose to offer fractional shares or some multiple of shares of our preferred stock, rather than whole individual shares. If we decide to do so, we may issue the preferred stock in the form of depositary shares. Each depositary share would represent a fraction or multiple of a share of the preferred stock and would be evidenced by a depositary receipt.

DEPOSIT AGREEMENT

We will deposit the shares of preferred stock to be represented by depositary shares under a deposit agreement. The parties to the deposit agreement will be:

•                  Ameriprise;

•                  a bank or other financial institution selected by us and named in the prospectus supplement, as preferred stock depositary; and

•                  the holders from time to time of depositary receipts issued under that deposit agreement.

Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including, where applicable, dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. The depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock. A depositary receipt may evidence any number of whole depositary shares.

We will file the deposit agreement, including the form of depositary receipt, with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” below for information on how to obtain a copy of the form of deposit agreement.

Dividends and Other Distributions

The preferred stock depositary will distribute any cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the underlying preferred stock in proportion to the number of depositary shares owned by the holders. The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they own.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by us on account of taxes or other governmental charges.

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Redemption of Preferred Stock

If we redeem preferred stock represented by depositary shares, the preferred stock depositary will redeem the depositary shares from the proceeds it receives from the redemption. The preferred stock depositary will redeem the depositary shares at a price per share equal to the applicable fraction or multiple of the redemption price per share of preferred stock. Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the redeemed shares of preferred stock. If fewer than all the depositary shares are to be redeemed, the preferred stock depositary will select the depositary shares to be redeemed by lot or ratably or by any other equitable method it chooses.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of those shares will cease, including voting rights, except the right to receive the amount payable and any other property to which the holders were entitled upon the redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the preferred stock depositary. Any funds that we deposit with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date we deposit the funds.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock, but holders of whole shares of preferred stock will not be entitled to deposit that preferred stock under the deposit agreement or to receive depositary receipts for that preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting Deposited Preferred Stock

When the preferred stock depositary receives notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. To the extent possible, the preferred stock depositary will vote the amount of the series of preferred stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. If the preferred stock depositary does not receive specific instructions from the holders of any depositary shares representing a series of preferred stock, the preferred stock depositary will vote all shares of that series in proportion to the instructions received.

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Conversion of Preferred Stock

If our prospectus supplement relating to the depositary shares says that the deposited preferred stock is convertible into or exercisable or exchangeable for common stock, preferred stock of another series or other securities, or debt or equity securities of one or more third parties, our depositary shares, as such, will not be convertible into or exercisable or exchangeable for any securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the preferred stock depositary with written instructions to instruct us to cause conversion, exercise or exchange of our preferred stock represented by the depositary shares into or for whole shares of common stock, shares of another series of preferred stock or other securities or debt or equity securities of the relevant third party, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, exercise or exchange, we will cause the conversion, exercise or exchange using the same procedures as those provided for conversion, exercise or exchange of the deposited preferred stock. If only some of the depositary shares are to be converted, exercised or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted, exercised or exchanged.

Amendment and Termination of the Deposit Agreement

We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the preferred stock depositary.

However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless the holders of at least a majority of the affected depositary shares then outstanding approve the amendment. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “— Withdrawal of Preferred Stock,” to receive shares of the related series of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. Holders who retain or acquire their depositary receipts after an amendment becomes effective will be deemed to have agreed to the amendment and will be bound by the amended deposit agreement.

The deposit agreement will automatically terminate if:

•                  all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable; or

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•                  a final distribution in respect of our preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Ameriprise.

We may terminate the deposit agreement at any time, and the preferred stock depositary will give notice of that termination to the recordholders of all outstanding depositary receipts not less than 30 days before the termination date. In that event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipt evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by those depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

We will pay the fees, charges and expenses of our preferred stock depositary provided in the deposit agreement. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by giving us notice, and we may remove or replace the preferred stock depositary at any time.

Reports to Holders

We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depositary, who will forward those reports and communications to the holders of depositary shares.

Limitation on Liability of the Preferred Stock Depositary

The preferred stock depositary will not be liable if we are prevented or delayed by law or any circumstances beyond our control in performing our obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of its duties under the agreement, and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory and reasonable protection from expenses and liability is furnished. This is called an indemnity. The preferred stock depositary may rely upon written advice of counsel or accountants, upon information provided by holders of depositary receipts or other persons believed to be competent and upon documents believed to be genuine.

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DESCRIPTION OF COMMON STOCK WE MAY OFFER

Our authorized capital stock includes 1,250,000,000 shares of common stock. As of April 30, 2006, there were 244,343,577 shares of common stock outstanding.

General

All of the outstanding shares of our common stock are fully paid and nonassessable. Subject to the prior rights of the holders of shares of preferred stock that may be issued and outstanding, none of which are currently outstanding, the holders of common stock are entitled to receive:

•                  dividends when, as and if declared by our board of directors out of funds legally available for the payment of dividends (there are restrictions that apply under applicable insurance laws, however, to the payment of dividends to us by our insurance subsidiaries); and

•                  in the event of dissolution of Ameriprise, to share ratably in all assets remaining after payment of liabilities and satisfaction of the liquidation preferences, if any, of then outstanding shares of preferred stock, as provided in our amended and restated certificate of incorporation.

Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote at a shareholders meeting, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any additional shares of common stock or other securities and there are no conversion rights or redemption or sinking fund provisions with respect to the common stock. Additional authorized shares of common stock may be issued without shareholder approval. Ameriprise common stock is traded on the New York Stock Exchange under the trading symbol “AMP.” The transfer agent for the common stock is The Bank of New York. Its address is P. O. Box 11002, New York, NY 10286-1002.

Section 203 of the Delaware General Corporation Law

Section 203 of the Delaware General Corporation Law applies to us. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless it satisfies one of the following conditions:

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•                  before the stockholder became an interested stockholder, our board of directors must have approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•                  on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and officers; or

•                  the business combination is approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to securities issued in global — i.e., book-entry — form. First we describe the difference between legal ownership and indirect ownership of securities. Then we describe special provisions that apply to securities.

Who is the Legal Owner of a Registered Security?

Each debt security, warrant, purchase contract, unit, share of preferred or common stock in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing such securities. We refer to those who have securities registered in their own names, on the books that we or the trustee, warrant agent or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

Unless otherwise noted in your prospectus supplement, we will issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under each indenture, warrant agreement, purchase contract, unit agreement or depositary agreement, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

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As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

We may terminate an existing global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customary agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant agents and unit agents and any other third parties employed by us or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — for example, to amend the indenture for a series of debt securities or warrants or the warrant agreement for a series of warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture — we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

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Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•                  how it handles securities payments and notices;

•                  whether it imposes fees or charges;

•                  whether and how you can instruct it to exercise any rights or purchase or sell warrant property under a warrant or purchase contract property under a purchase contract or to exchange or convert a security for or into other property;

•                  how it would handle a request for the holders’ consent, if ever required;

•                  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•                  if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What is a Global Security?

Unless otherwise noted in the applicable pricing supplement, we will issue each security in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more. Each series of securities will have one or more of the following as the depositaries:

•                  The Depository Trust Company, New York, New York, which is known as “DTC;”

•                  Euroclear System, which is known as “Euroclear;”

•                  Clearstream Banking, societe anonyme, Luxembourg, which is known as “Clearstream;” and

•                  any other clearing system or financial institution named in the prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

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A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s bank, broker, financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•                  An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•                  An investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “— Who Is the Legal Owner of a Registered Security?;”

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•                  An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•                  An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•                  The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We, the trustee and any warrant agents and unit agents will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We, the trustee and any warrant agents and unit agents also do not supervise the depositary in any way;

•                  The depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your bank, broker or other financial institution may require you to do so as well; and

•                  Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, may require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions, to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who Is the Legal Owner of a Registered Security?”

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The special situations for termination of a global security are as follows:

•                  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•                  if we notify the trustee, warrant agent or unit agent, as applicable, that we wish to terminate that global security; or

•                  in the case of a global security representing debt securities or warrants issued under an indenture, if an event of default has occurred with regard to these debt securities or warrants and has not been cured or waived.

If a global security is terminated, only the depositary, and not we, the trustee for any debt securities, the warrant agent for any warrants or the unit agent for any units, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to DTC

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is owned by a number of its DTC participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the National Association of Securities Dealers, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

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Redemption notices will be sent to DTC’s nominee, Cede & Co., as the registered holder of the securities. If less than all of the securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

In instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distribution payments on the securities will be made by the relevant trustee to DTC. DTC’s usual practice is to credit direct participants’ account on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the relevant trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant trustee, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities, Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

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Special Timing Considerations Relating to Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other financial institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

CONSIDERATIONS RELATING TO SECURITIES ISSUED IN BEARER FORM

If we issue securities in bearer, rather than registered, form, the applicable prospectus supplement will describe all of the special terms and provisions of debt securities in bearer form and will address the special U.S. Federal income tax consequences of the ownership and disposition of such debt securities (including any requirements and restrictions imposed by United States federal tax laws), and the extent to which those special terms and provisions are different from the terms and provisions which are described in this prospectus, which generally apply to debt securities in registered form, and will summarize provisions of the applicable indenture (or supplemental indenture) that relate specifically to bearer debt securities.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may sell securities:

•                  to or through underwriting syndicates represented by managing underwriters;

•                  through one or more underwriters without a syndicate for them to offer and sell to the public;

•                  through dealers or agents; and

•                  to investors directly in negotiated sales or in competitively bid transactions.

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Any underwriter, agent or dealer involved in the offer and sale of any series of the securities will be named in the prospectus supplement. One or more of our subsidiaries may act as an underwriter or agent.

The prospectus supplement for each series of securities will describe:

•                  the terms of the offering of these securities, including the name of the agent or the name or names of any underwriters;

•                  the public offering or purchase price;

•                  any discounts and commissions to be allowed or paid to the agent or underwriters and all other items constituting underwriting compensation;

•                  any discounts and commissions to be allowed or paid to dealers; and

•                  other specific terms of the particular offering or sale.

Only the agents or underwriters named in a prospectus supplement are agents or underwriters in connection with the securities being offered by that prospectus supplement.

Underwriters, agents and dealers may be entitled, under agreements with us and/or our subsidiaries, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933 and/or to contribution by us and/or our subsidiaries with respect to payments that the agents, dealers or underwriters may be required to make with respect to such liabilities.

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters to whom securities are sold by us for public offering and sale are obliged to purchase all of those particular securities if any are purchased. This obligation is subject to certain conditions and may be modified in the prospectus supplement.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities.

To the extent required, offerings of capital securities will be conducted in compliance with Rule 2810 of NASD’s Conduct Rules. Any subsidiary of ours that participates in a particular offering of securities will comply with the applicable requirements of Rule 2720 of the National Association of Securities Dealers, Inc. In compliance with guidelines of the NASD, the maximum commission or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate principal amount of securities offered pursuant to this prospectus.

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Underwriters, dealers or agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.

Market-Making Resales by Subsidiaries

This prospectus may be used by our subsidiaries in connection with offers and sales of the securities in market-making transactions. In market-making transactions, our subsidiaries may resell securities they acquire from other holders, after the original offering and sale of the securities. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, our subsidiaries may act as principal or agent. Our subsidiaries may receive compensation in the form of discounts and commissions from both the purchaser and seller. Our subsidiaries may also engage in transactions of this kind and may use this prospectus for this purpose.

Matters Relating to Initial Offering and Market-Making Resales

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may not list a particular series of securities on a securities exchange or quotation system. Any underwriters to whom we sell securities for public offering may make a market in those securities. However, no such underwriter that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

Unless otherwise indicated in your prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus, the term “this offering” means the initial offering of the securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

VALIDITY OF THE SECURITIES

John C. Junek, Esq., our Executive Vice President and General Counsel, will pass upon the validity of the securities for us and for any underwriters or agents by counsel named in your prospectus supplement. Mr. Junek is regularly employed by Ameriprise, participates in various Ameriprise employee benefit plans under which he may receive shares of Ameriprise common stock. As of April 28, 2006, Mr. Junek beneficially owned approximately 60,915 shares of our common stock having a fair market value of approximately $1,978,787.

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EXPERTS

The consolidated financial statements of Ameriprise Financial, Inc. as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street NE, Washington, D.C. Please call the SEC at l-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov. You can also access our SEC filings through our website at www.ameriprise.com.

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus.

Information that we file later with the SEC will automatically update and supersede this information. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. We incorporate by reference into this prospectus the following documents:

(a)           Annual Report on Form 10-K, filed on March 8, 2006 (including our 2005 Annual Report to Shareholders and our 2006 Proxy Statement to the extent incorporated by reference therein).

(b)           Current Report on Form 8-K filed on May 3, 2006.

(c)           Current Report on Form 8-K filed on April 25, 2006.

(d)           Current Report on Form 8-K filed on April 10, 2006.

(e)           Current Report on Form 8-K filed on March 30, 2006.

(f)            Current Report on Form 8-K filed on March 27, 2006.

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(g)           Current Report on Form 8-K filed on February 1, 2006.

(h)           Current Report on Form 8-K filed on January 26, 2006.

(i)            Current Report on Form 8-K filed on January 19, 2006.

(j)            The information contained in the section entitled “Description of Capital Stock” in the Registration Statement on Form 10, as amended, filed on August 19, 2005.

(k)           All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before the termination of this offering.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8 K.

You may request a copy of these filings and any exhibit incorporated by reference in these filings at no cost, by writing or telephoning us at the following address or number:

Ameriprise Financial, Inc.
243 Ameriprise Financial Center
Minneapolis, MN  55474
(612) 671-1805
Attention: Investor Relations

CAUTIONARY STATEMENT PURSUANT TO THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

We have included or incorporated by reference in this prospectus statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only Ameriprise’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of Ameriprise’s control. It is possible that Ameriprise’s actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

Information regarding important factors that could cause actual results to differ, perhaps materially, from those in Ameriprise’s forward-looking statements is contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations —Forward-Looking Statements” in Ameriprise’s Annual Report on Form 10-K for the year ended December 31, 2005, which is incorporated into this prospectus by reference. See “Where You Can Find More Information” above for information about how to obtain a copy of this annual report.

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No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

AMERIPRISE FINANCIAL, INC.

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PROSPECTUS

AMERIPRISE CAPITAL TRUST I
AMERIPRISE CAPITAL TRUST II
AMERIPRISE CAPITAL TRUST III
AMERIPRISE CAPITAL TRUST IV

CAPITAL SECURITIES

guaranteed on a subordinated basis, as described in this prospectus, by

AMERIPRISE FINANCIAL, INC.

The Ameriprise Capital Trusts may offer from time to time capital securities guaranteed on a subordinated basis by Ameriprise Financial, Inc.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they will be offered. The specific terms of any securities to be offered will be included in a supplement to this prospectus. Your prospectus supplement will also describe the specific manner in which we will offer the securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

As used in this prospectus, except as otherwise specified, the terms “Ameriprise,” “we,” “us” and “our” refer to Ameriprise Financial, Inc. We use the term the “Ameriprise Capital Trusts” to refer to the Ameriprise Capital Trusts throughout this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

The date of this prospectus is May 5, 2006.

PROSPECTUS

You should rely only on the information contained in this prospectus or any prospectus supplement, and in other offering material, if any, or information contained in documents which you are referred to by this prospectus or any prospectus supplement, or in other offering material, if any. We have not authorized anyone to provide you with different information. We are offering to sell the securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or any prospectus supplement or other offering material is accurate only as of the date on the front of those documents, regardless of the time of delivery of the documents or any sale of the securities.

i

PROSPECTUS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a shelf registration process. This prospectus provides you with a general description of the securities we may offer.

Each time we sell capital securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. In addition, we and any underwriter or agent that we may from time to time retain may also provide other information relating to an offering, which we refer to as “other offering material”. The prospectus supplement as well as the other offering material may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement, any applicable pricing supplement, together with additional information described in the section entitled “Where You Can Find More Information” and any other offering material  Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material provided.

To see more detail, you should read our registration statement and the exhibits filed with our registration statement.

AMERIPRISE FINANCIAL, INC.

We are a leading financial planning and services company with more than 12,000 financial advisors and registered representatives that provides solutions for clients’ asset accumulation, income management and insurance protection needs. Our financial advisors deliver tailored solutions to clients through a comprehensive and personalized financial planning approach built on a long-term relationship with a knowledgeable advisor. We specialize in meeting the retirement-related financial needs of the mass affluent.

Our principal executive offices are located at 55 Ameriprise Financial Center, Minneapolis, Minnesota  55474, and our telephone number is 612-671-3131.

THE AMERIPRISE CAPITAL TRUSTS

We, as sponsor, created the Ameriprise Capital Trusts, each of which is a Delaware statutory trust. Each Ameriprise Capital Trust will have a fixed term from the date it issues the trust securities, but may terminate earlier as provided in the applicable trust agreement. Each Ameriprise Capital Trust exists solely to:

•                  issue and sell its securities;

•                  use the proceeds from the sale of its securities to purchase Ameriprise’s junior subordinated debentures; and

•                  engage in other activities that are necessary, convenient or incidental to the above purposes, such as registering the transfer of its securities.

The Ameriprise Capital Trusts’ principal executive offices are located at 55 Ameriprise Financial Center, Minneapolis, Minnesota  55474, and their telephone number is 612-671-3131.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Years Ended December 31,
	2005	2004	2003	2002	2001
	(dollars in millions)
Earnings:
Income before income tax provision (benefit), discontinued operations and accounting change	$745	$1,112	$873	$861	$35
Interest and debt expense	73	52	45	32	26
Interest portion of rental expense	32	30	28	31	39
Amortization of capitalized interest	1	1	1	1	—
Equity method investees and minority interests	(2)	2	2	—	—
Total earnings (a)	$849	$1,197	$949	$925	$100

Fixed charges:
Interest and debt expense	$73	$52	$45	$32	$26
Interest portion of rental expense	32	30	28	31	39
Capitalized interest	—	—	—	4	6
Total fixed charges (b)	$105	$82	$73	$67	$71

Ratio of earnings to fixed charges (a/b) (1)	8.1	14.5	13.0	13.9	1.4

(1)         Ratio calculated using thousands.

The interest portion of rental expense represents one-third of rental expense relating to operating leases. Ameriprise had no preferred stock outstanding for any period presented, and accordingly its ratio of earnings to combined fixed charges and preferred stock dividends is the same as its ratio of earnings to fixed charges.

USE OF PROCEEDS

The Ameriprise Capital Trusts will use substantially all proceeds from the sale of trust securities to purchase junior subordinated debentures from us. Unless otherwise set forth in your prospectus supplement, we intend to use the net proceeds from the sale of our junior subordinated debentures for general corporate purposes.

INFORMATION ABOUT THE AMERIPRISE CAPITAL TRUSTS

The following description summarizes the formation, purposes and material terms of each Ameriprise Capital Trust. This description is followed by descriptions later in this prospectus of:

•                  the capital securities to be issued by each Ameriprise Capital Trust;

•                  the junior subordinated debentures to be issued by us to each Ameriprise Capital Trust and the junior debt indenture under which they will be issued;

•                  our subordinated guarantees for the benefit of the holders of the capital securities; and

•                  the relationship among the capital securities, the junior subordinated debentures, the expense agreement and the subordinated guarantees.

Formation, Purposes and Material Terms

Before the Ameriprise Capital Trusts issue trust securities, the trust agreement for each Ameriprise Capital Trust will be amended and restated in its entirety substantially in the form filed as an exhibit to our registration statement. The trust agreements will be qualified as indentures under the Trust Indenture Act of 1939. The trust securities will be governed by Delaware law. See “Where You Can Find More Information” below for information on how to obtain a copy.

Each Ameriprise Capital Trust may offer to the public preferred securities representing preferred beneficial interests in the applicable Ameriprise Capital Trust, which we call “capital securities.” In addition to the capital securities offered to the public, each Ameriprise Capital Trust will sell common securities representing common ownership interests in such Ameriprise Capital Trust to Ameriprise, which we call “common securities.” When we refer to “trust securities” in this prospectus, we mean both the common securities and the capital securities. See “Description of Common Securities the Ameriprise Capital Trusts May Offer” and “Description of Capital Securities the Ameriprise Capital Trusts May Offer” below for more information.

Because the Ameriprise Capital Trusts will use the proceeds from the sale of its trust securities to purchase Ameriprise’s junior subordinated debentures, our junior subordinated debentures will be the sole assets of each Ameriprise Capital Trust, and payments under the junior subordinated debentures owned by each Ameriprise Capital Trust will be its sole source of revenues. Each Ameriprise Capital Trust will use these funds to make any cash payments due to holders of its capital securities. The junior subordinated debentures will be governed by a document we refer to in this prospectus as the “junior debt indenture.” See “Description of Junior Subordinated Debentures” below for more information. The payments terms of the junior subordinated debentures will be substantially the same as the terms of each Ameriprise Capital Trust’s capital securities.

Under certain circumstances, we may redeem the junior subordinated debentures that we sold to an Ameriprise Capital Trust. If this happens, the Ameriprise Capital Trust will redeem a like amount of the capital securities which it sold to the public and the common securities which it sold to us. See “Description of Capital Securities the Ameriprise Capital Trusts May Offer — Rights of Holders of Capital Securities — Redemption or Exchange” for more information.

Under certain circumstances, we may terminate an Ameriprise Capital Trust and cause the junior subordinated debentures to be distributed to the holders of the capital securities. If this happens, owners of the capital securities will no longer have any interest in such Ameriprise Capital Trust and will only own the junior subordinated debentures we issued to such Ameriprise Capital Trust.

Administration of the Ameriprise Capital Trusts

The business and affairs of the Ameriprise Capital Trusts will be administered by the property trustee. Unless otherwise specified in your prospectus supplement, the property trustee for each Ameriprise Capital Trust will be U.S. Bank National Association. The Ameriprise Capital Trusts will each have a Delaware trustee, as required under Delaware law, which is an entity or a natural person that is a resident of the State of Delaware. Unless otherwise specified in your prospectus supplement, the name and address of the Delaware trustee for each Ameriprise Capital Trust will be U.S. Bank Trust National Association. The Ameriprise Capital Trusts will each have three administrators. Unless otherwise specified in your prospectus supplement, the administrators will be officers, employees or affiliates of Ameriprise and will be named in your prospectus supplement.

We will pay all fees and expenses related to the organization of the Ameriprise Capital Trusts and the offering of the trust securities. We will also pay all ongoing costs and expenses of the Ameriprise Capital Trusts, except each trust’s obligations under the trust securities. Each Ameriprise Capital Trust will also be a party to an expense agreement with Ameriprise. Under the terms of the expense agreement, each Ameriprise Capital Trust will have the right to be reimbursed by us for certain expenses on a subordinated basis.

DESCRIPTION OF COMMON SECURITIES THE AMERIPRISE CAPITAL TRUSTS MAY OFFER

We will hold directly or indirectly all of the common securities of each of the Ameriprise Capital Trusts. Unless otherwise specified in your prospectus supplement, the common securities will represent an aggregate liquidation amount equal to at least 3% of each Ameriprise Capital Trust’s total capitalization. The capital securities will represent the remaining percentage of each Ameriprise Capital Trust’s total capitalization. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the capital securities. However, if we default in payments due under the junior subordinated debentures owned by an Ameriprise Capital Trust, then distributions, redemption payments and liquidation distributions must be paid to the holders of the capital securities of the applicable Ameriprise Capital Trust before any payments are paid to the holders of the common securities of that trust.

Only we, as direct or indirect owner of the common securities, can remove or replace the administrators. In addition, we can increase or decrease the number of administrators. Also, we, as direct or indirect holder of the common securities, will generally have the sole right to remove or replace the property trustee and Delaware trustee. However, if we default in payments due on the junior subordinated debentures owned by an Ameriprise Capital Trust, then, so long as that default is continuing, the holders of a majority in liquidation amount of the outstanding capital securities of that trust may remove and replace the property trustee and Delaware trustee for that trust.

DESCRIPTION OF CAPITAL SECURITIES THE AMERIPRISE CAPITAL TRUSTS MAY OFFER

Each Ameriprise Capital Trust may issue only one series of capital securities and one series of common securities pursuant to the trust agreement for each Ameriprise Capital Trust.

Because this section is a summary, it does not describe every aspect of the capital securities and the trust agreements. This summary is subject to and qualified in its entirety by reference to all the provisions of the trust agreements, including the definitions of certain terms, and those provisions made part of each trust agreement by the Trust Indenture Act. A form of the trust agreement to be used in connection with the issuance of the capital securities and a form of the capital securities are filed as exhibits to our registration statement that includes this prospectus. Wherever particular defined terms of a trust agreement are referred to in this prospectus, those defined terms are incorporated in this prospectus by reference. A copy of the form of the trust agreement is available upon request from the property trustee of the relevant trust.

This summary also is subject to and qualified by reference to the description of the particular terms of your capital securities described in your prospectus supplement. Those terms may vary from the terms described in this prospectus. Your prospectus supplement relating to the capital securities will be attached to the front of this prospectus.

General

Pursuant to the terms of the trust agreement for each Ameriprise Capital Trust, the Ameriprise Capital Trusts will sell capital securities and common securities. The capital securities will represent preferred undivided beneficial interests in the assets of an Ameriprise Capital Trust and will benefit from a subordinated guarantee executed by us for the benefit of the holders of an Ameriprise Capital Trust’s capital securities. The guarantee will be made on a subordinated basis and will not guarantee payment of distributions or amounts payable on redemption or liquidation of such capital securities when the applicable Ameriprise Capital Trust does not have funds legally available to make such payments. See “Description of the Subordinated Guarantees.” Once issued, the capital securities will be deemed fully paid and non-assessable.

Each Ameriprise Capital Trust will describe the specific terms of the capital securities it is offering in your prospectus supplement, including:

•                  the name of the trust preferred securities;

•                  the dollar amount and number of trust preferred securities issued;

•                  the annual distribution rate(s), or method of determining the rate(s), the payment date(s) and the record dates used to determine the holders who are to receive distributions and the place(s) where distributions and other amounts payable will be paid;

•                  any provision relating to deferral of distribution payments;

•                  the date from which distributions shall be cumulative;

•                  the optional redemption provisions, if any, including the prices, time periods and other terms and conditions for which trust preferred securities will be purchased or redeemed, in whole or in part;

•                  the terms and conditions, if any, upon which the applicable series of debt securities may be distributed to holders of such trust preferred securities;

•                  the voting rights, if any, of holders of the trust preferred securities;

•                  any securities exchange on which the trust preferred securities will be listed;

•                  whether such trust preferred securities are to be issued in book-entry form and represented by one or more global certificates, and if so, the depositary for such global certificates and the specific terms of the depositary arrangements; and

•                  any other relevant rights, preferences, privileges, limitations or restrictions of such trust preferred securities.

If indicated in your prospectus supplement, the terms of the trust agreement for, and capital securities offered by, an Ameriprise Capital Trust may differ from the terms summarized in this prospectus.

Liquidation Distribution Upon Dissolution

Unless otherwise specified in the applicable prospectus supplement, each trust declaration will state that the related Trust shall be dissolved:

•                  upon the expiration of the term of such Trust;

•                  upon the bankruptcy of Ameriprise;

•                  upon the filing of a certificate of dissolution or its equivalent by Ameriprise;

•                  upon the consent of at least a majority in liquidation amount of the trust preferred securities of the related Trust to dissolve the Trust;

•                  90 days after the revocation of our charter and the charter is not reinstated during that 90-day period;

•                  upon the written direction from us to dissolve the Trust and, after the Trust pays all amounts owed to creditors of the Trust, to distribute the related debt securities directly to the holders of the trust preferred and trust common securities of the applicable Trust in exchange for those securities within 90 days after notice, as long as the property trustee and the regular trustees receive an opinion of counsel experienced in such matters to the effect that the holders of the trust preferred and the trust common securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the dissolution of the Trust and the distribution of the debt securities;

•                  upon the occurrence of adverse tax or other specified events that cause the Trust to be dissolved, following which, after the Trust pays all amounts owed to creditors of the Trust, the related debt securities will be distributed directly to the holders of the trust preferred and trust common securities of the Trust;

•                  before the issuance of any securities with the consent of all regular trustees and Ameriprise;

•                  upon the redemption of all of the trust common and trust preferred securities of such Trust; or

•                  upon entry of a court order for the dissolution of Ameriprise or such Trust.

Unless otherwise specified in the applicable prospectus supplement, in the event of a dissolution, after the Trust pays all amounts owed to creditors of the Trust, the holders of the trust preferred and trust common securities issued by the Trust will be entitled to receive:

•                  cash equal to the aggregate liquidation amount of each trust preferred and trust common security specified in an accompanying prospectus supplement, plus accumulated and unpaid distributions to the date of payment;

•                  debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the trust preferred and trust common securities are distributed to the holders of the trust preferred and trust common securities; or

•      a combination of cash and debt securities equal to the aggregate liquidation amount of each trust preferred and trust common securities specified in any accompanying prospectus supplement, plus accumulated and unpaid distributions to the date of payment.

After the liquidation date is fixed for any distribution of debt securities:

•                  the trust preferred securities will no longer be deemed to be outstanding;

•                  the registered holder of the trust preferred securities, will receive a registered global certificate or certificates representing debt securities to be delivered upon distribution with respect to the trust preferred securities; and

•                  any certificates representing trust preferred securities not held by Ameriprise or its nominee will be deemed to represent debt securities having a principal amount equal to the stated liquidation amount of the trust preferred securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on the trust preferred securities until the holder of those certificates presents them to the registrar for the trust preferred securities for transfer or reissuance.

If the Trust cannot pay the full amount due on its trust preferred and trust common securities because it does not have enough assets for payment, then the amounts the Trust owes on its trust preferred and trust common securities will be proportionately allocated. However, if an event of default under the related trust declaration or trust preferred securities guarantee has occurred, the total amounts due on the trust preferred securities will be paid before any distribution on the trust common securities.

Declaration Events of Default

An event of default under the indenture relating to a series of debt securities is an event of default under the trust declaration of the Trust that owns those debt securities. See “Description of Junior Subordinated Debt Securities—Events of Default.”

Under the trust declaration, we, as the holder of the trust common securities, will be treated as if we have waived an event of default under the trust declaration that affects us until all events of default under the trust declaration affecting the trust preferred securities have been cured or eliminated.

Ameriprise and the regular trustees of a Trust must file annually with the applicable property trustee a certificate stating whether or not Ameriprise is in compliance with all the applicable conditions and covenants under the related trust declaration.

Upon the happening of an event of default under the trust declaration, the property trustee of the applicable Trust, as the sole holder of the debt securities held by that Trust, will have the right under any indenture to declare the principal of, premium, if any, and interest on such debt securities to be immediately due and payable.

If a property trustee fails to enforce its rights under the related trust declaration or any indenture to the fullest extent permitted by law and by the terms of the trust declaration and any indenture, any holder of the trust preferred securities issued by the Trust may sue us, or seek other remedies, to enforce the property trustee’s rights under the trust declaration or any indenture without first instituting a legal proceeding against the property trustee or any other person.

If we fail to pay principal, premium, if any, or interest on a series of debt securities when payable, then a holder of the related trust preferred securities may directly sue us or seek other remedies, to collect its proportional allocation of payments owned.

Removal and Replacement of Trustees

Only we, as the only holder of a Trust’s trust common securities, have the right to remove or replace the trustees of such Trust. The resignation or removal of any trustee and the appointment of a successor trustee shall be effective only on the acceptance of appointment by the successor trustee in accordance with the provisions of the trust declaration for that Trust.

Conversion or Exchange Rights

The terms that govern whether trust preferred securities of any series are convertible into or exchangeable for securities of ours will be set forth in the prospectus supplement relating to the trust preferred securities. The terms will include provisions regarding whether conversion or exchange is mandatory, at the option of the holder or at our option and may include provisions that adjust the number of securities of ours that the holders of trust preferred securities may receive.

Mergers, Consolidations or Amalgamations of the Trusts

A Trust may not consolidate, amalgamate, merge with or into, be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any other corporation or other body (“Merger Event”), except as described below. A Trust may, with the consent of a majority of its regular trustees and without the consent of the holders of its trust preferred and trust common securities or the other trustees, consolidate, amalgamate, merge with or into, or be replaced by another trust, provided that:

•                  the successor entity either:

(1)                                  assumes all of the obligations of the Trust relating to its trust preferred and trust common securities; or

(2)                                  substitutes for the Trust’s trust preferred and trust common securities other securities substantially similar to the Trust’s trust preferred and trust common securities, so long as the successor securities rank the same as the trust preferred and trust common securities for distributions and payments upon liquidation, redemption and otherwise;

•                  we acknowledge a trustee of the successor entity who has the same powers and duties as the property trustee of the Trust as the holder of the particular series of debt securities;

•                  the Merger Event does not adversely affect the rights, preferences and privileges of the holders of its trust preferred and trust common securities or successor securities in any material way, except concerning any dilution of the holders’ interest in the new entity;

•                  the Merger Event does not cause the trust preferred securities or successor securities to be downgraded by any nationally recognized statistical rating organization;

•                  the successor entity has a purpose substantially identical to that of the Trust;

•                  the trust preferred securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the preferred securities are then listed;

•                  prior to the Merger Event, we have received an opinion of counsel from a firm qualified to give such opinion stating that (a) the Merger Event does not adversely affect the legal rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect, (b) following the Merger Event, neither the Trust nor the successor entity will be required to register as an “investment company” under the Investment Company Act of 1940 and (c) following the Merger Event, the Trust or the successor entity will be classified as a grantor trust for United Stated federal income tax purposes; and

•                  we guarantee the obligations of the successor entity under the successor securities at least to the extent provided by the applicable guarantee of the trust preferred securities of the Trust.

In addition, unless all of the holders of the trust preferred and trust common securities approve otherwise, a Trust shall not consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such transaction would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Declarations

The holders of trust preferred securities have no voting rights except as discussed above and under “—Mergers, Consolidations or Amalgamations of the Trusts” and “Description of the Trust Preferred Securities Guarantees—Amendments and Assignment,” and as otherwise required by law and the trust declaration for the applicable Trust.

A trust declaration may be amended if approved by a majority of the regular trustees, and in limited circumstances, the property trustee, of the applicable Trust. However, if any proposed amendment provides for, or the regular trustees otherwise propose to effect,

•                  any action that would adversely affect the powers, preferences or special rights of the Trust’s trust preferred and trust common securities, whether by way of amendment to such trust declaration or otherwise, or

•                  the dissolution, winding-up or termination of the Trust other than under the terms of its trust declaration,

then the holders of the Trust’s trust preferred and trust common securities voting together as a single class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will only be effective if approved by at least a majority in liquidation amount of the trust preferred and trust common securities affected by the amendment or proposal.

If any amendment or proposal referred to above would adversely affect only the trust preferred securities or only the trust common securities of a Trust, then only the affected class will be entitled to vote on the amendment or proposal and the amendment or proposal will only be effective with the approval of at least a majority in liquidation amount of the affected class. Notwithstanding the foregoing, specified provisions of the trust declaration may not be amended without the consent of all holders of the trust’s preferred and common securities.

No amendment may be made to a trust declaration, if the amendment would:

•                  cause the related Trust to be characterized as other than a grantor trust for United States federal income tax purposes;

•                  reduce or otherwise adversely affect the powers of the related property trustee, unless approved by that property trustee; or

•                  cause the related Trust to be deemed to be an “investment company” which is required to be registered under the Investment Company Act.

The holders of a majority in aggregate liquidation amount of the trust preferred securities of each Trust have the right to:

•                  direct the time, method and place of conducting any proceeding for any remedy available to the property trustee of the Trust; or

•                  direct the exercise of any Trust or power conferred upon such property trustee under that Trust’s trust declaration, including the right to direct the property trustee, as the holder of a series of debt securities, to

(1)                                  exercise the remedies available under any indenture involving the debt securities,

(2)                                  waive any event of default under any indenture that is waivable,

(3)                                  cancel an acceleration of the principal of the debt securities, or

(4)                                  consent to any amendment, modification or termination of the indenture where consent is required,

but if an event of default under any indenture has occurred and is continuing, then the holders of 25% of the aggregate liquidation amount of the trust preferred securities may direct the property trustee to declare the debt securities immediately due and payable. If, however, any indenture requires the consent of the holders of more than a majority in aggregate principal amount of a series of debt securities (a “super-majority”), then the property trustee for the trust preferred securities related to that series of debt securities must get approval of the holders of the same super-majority in liquidation amount of the trust preferred securities. In addition, before taking any of the foregoing actions, except for directing the time, method and place of conducting any proceeding for any remedy available to the property trustee, the property trustee must obtain an opinion of counsel from a firm qualified to give such opinion stating that the action would not cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes.

The property trustee of a Trust will notify all trust preferred securities holders of the Trust of any notice of default received from the Trustee concerning the debt securities held by the Trust.

As described in each trust declaration, the regular trustee may hold a meeting to have trust preferred securities holders vote on a change or have them approve the change by written consent.

If a vote of trust preferred securities holders is taken or a consent is obtained, any trust preferred securities that are owned by us or any of our affiliates will, for purposes of the vote or consent, be treated as if they were not outstanding. This means that:

•                  we and any of our affiliates will not be able to vote on or consent to matters requiring the vote or consent of holders of trust preferred securities; and

•                  any trust preferred securities owned by us, the regular trustees or any of our respective affiliates will not be counted in determining whether the required percentage of votes or consents has been obtained.

Information Concerning the Property Trustees

The property trustees will be unaffiliated with us. For matters relating to compliance with the Trust Indenture Act, the property trustee of each Trust will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. Each property trustee, other than during the occurrence and continuance of an event of default under the trust declaration of the applicable Trust, undertakes to perform only those duties that are specifically stated in the applicable trust declaration and, upon an event of default under the trust declaration, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. In addition, a property trustee is under no obligation to exercise any of the powers given it by the applicable trust declaration at the request of any holder of trust preferred securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur.

Miscellaneous

The trustees of each Trust are authorized and directed to conduct the affairs of and to operate the Trust in such a way that:

•                  the Trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act;

•                  the Trust will be classified as a grantor trust for United States federal income tax purposes; and

•                  the debt securities held by the Trust will be treated as indebtedness of Ameriprise for United States federal income tax purposes.

The regular trustees of a Trust are authorized to take any legal action that we and the trustees of that Trust determine to be necessary or desirable for such purposes so long as the action does not violate the Trust’s certificate of trust or its trust declaration.

Holders of trust preferred securities have no preemptive or similar rights.

A Trust may not borrow money, issue debt or pledge any of its assets.

The property trustee will promptly make distributions to the holders of the Trust’s preferred securities and common securities out of funds received by such Trust from holding our debt securities.

Governing Law

Each trust declaration and the related trust preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

Trustees and Administrators of the Ameriprise Capital Trusts

Information Concerning the Trustees

The business and affairs of the Ameriprise Capital Trusts will be administered by the property trustee. Unless otherwise specified in your prospectus supplement, the property trustee for each Ameriprise Capital Trust will be U.S. Bank National Association, 300 Delaware Avenue, Wilmington, DE 19801.

The property trustee will have various duties and powers, including, but not limited to, the delivery of certain notices to the holders of trust securities, the collection of payments made on the junior subordinated debentures and the making of distributions to the holders of the trust securities. Unless otherwise specified in your prospectus supplement, the property trustee will act as registrar, transfer agent and paying agent with respect to the capital securities. The duties and obligations of the property trustee will be governed by the applicable trust agreement.

The property trustee, other than during the occurrence and continuance of an event of default under the applicable trust agreement undertakes to perform only those duties specifically set forth in each trust agreement or provided by the Trust Indenture Act and, after an event of default under a trust agreement has occurred that has not been cured or waived, must exercise the rights and powers vested in it by the applicable trust agreement for the benefit of the holders of trust securities using the same degree of care and skill as a prudent person would exercise in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the rights or powers vested in it by the applicable trust agreement, other than those vested in it upon the occurrence of an event of default under a trust agreement, at the request of any holder of trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred in complying with the request or direction. See “— Events of Default” below for more information about what constitutes an event of default under a trust agreement.

The Ameriprise Capital Trusts will each have a Delaware trustee for the sole and limited purpose of fulfilling the requirements of the laws of the State of Delaware and for taking such actions as are required to be taken by the laws of the State of Delaware. The Delaware trustee must be an entity with its principal place of business in the State of Delaware or a natural person that is a resident of the State of Delaware. Unless otherwise specified in your prospectus supplement, the name and address of the Delaware trustee for each Ameriprise Capital Trust will be U.S. Bank Trust National Association, 300 Delaware Avenue, Wilmington, DE 19801.

Information Concerning the Administrators

The Ameriprise Capital Trusts will each have three administrators. Unless otherwise specified in your prospectus supplement, the administrators will be officers, employees or affiliates of Ameriprise and will be named in your prospectus supplement. The administrators will have various duties and powers including, but not limited to, executing documents in connection with the sale of the trust securities and the purchase of the junior subordinated debentures, executing the trust securities on behalf of the Ameriprise Capital Trusts and assisting in the compliance with state and federal securities laws.

Only Ameriprise, as the owner of the common securities, can remove or replace the administrators. In addition, Ameriprise can increase or decrease the number of administrators.

Removal of Ameriprise Capital Trustees; Appointment of Successors

The holders of at least a majority in aggregate liquidation amount of the outstanding capital securities may remove the property trustee or the Delaware trustee if an event of default with respect to the junior subordinated debentures owned by the Ameriprise Capital Trust has occurred and is continuing as a result of any failure by us to pay any amounts with respect to the junior subordinated debentures when due. If a property trustee or Delaware trustee is removed by the holders of the outstanding capital securities, the successor may be appointed by the holders of at least a majority in liquidation amount of the outstanding capital securities. If a property trustee or Delaware trustee resigns, the resigning property trustee or Delaware trustee will appoint its successor. If a resigning property trustee or Delaware trustee fails to appoint a successor and if an event of default with respect to the junior subordinated debentures has occurred and is continuing as a result of any failure by us to pay any amounts with respect to the junior subordinated debentures when due, the holders of at least a majority in liquidation amount of the outstanding capital securities may appoint a successor; otherwise, the holder of the common securities may appoint a successor. If a successor has not been appointed by the holders, any holder of capital securities or common securities or the property trustee or the Delaware trustee may petition a court of competent jurisdiction to appoint a successor. Any Delaware trustee must meet the applicable requirements of Delaware law. Any property trustee must be a national-or state-chartered bank and at the time of appointment have capital and surplus of at least $50,000,000. No resignation or removal of a property trustee or Delaware trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

Merger or Consolidation of Ameriprise Capital Trustees

Any entity into which a property trustee or Delaware trustee is merged or converted or with which it is consolidated, or any entity resulting from any merger, conversion or consolidation to which the property trustee or the Delaware trustee is a party, or any entity succeeding to all or substantially all the corporate trust business of the property trustee or the Delaware trustee, will be the successor of that property trustee or Delaware trustee under each trust agreement, provided it is otherwise qualified and eligible.

Our Relationship with the Property Trustee

U.S. Bank National Association is initially serving as the trustee for our debt securities, and U.S. Bank National Association is also the trustee under the amended and restated trust agreements and subordinated guarantees. Consequently, if an actual or potential event of default occurs with respect to any of these securities or a trust agreement or subordinated guarantee, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures or trust agreements, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

The junior subordinated debentures will be governed by a supplemental indenture to our junior subordinated indenture, and will be a contract between Ameriprise and the indenture trustee, which will initially be U.S. Bank National Association. We refer to such supplemental indenture to our junior subordinated indenture as the “junior debt indenture” in this prospectus.

The indenture trustee has two main roles:

1.                                       The indenture trustee can enforce the rights of holders against us if we default on our obligations under the terms of the junior debt indenture or the junior subordinated debentures. There are some limitations on the extent to which the indenture trustee acts on behalf of holders, described below under “— Events of Default — Remedies If an Event of Default Occurs.”

2.                                       The indenture trustee performs administrative duties for us, such as sending interest payments to holders and notices, and transferring a holder’s junior subordinated debentures to a new buyer if a holder sells.

The junior debt indenture and its associated documents contain the full legal text of the matters described in this section. The junior debt indenture and the junior subordinated debentures are governed by New York law. A copy of our junior debt indenture is an exhibit to our registration statement. See “Where You Can Find More Information” below for information on how to obtain a copy.

General

We may issue as many distinct series of junior subordinated debentures under the junior debt indenture as we wish. The provisions of the junior debt indenture allow us not only to issue junior subordinated debentures with terms different from those previously issued, but also to “reopen” a previous issue of a series of junior subordinated debentures and issue additional junior subordinated debentures of that series.

This section summarizes the material terms of the junior subordinated debentures that are common to all series, although the prospectus supplement may also describe differences from the material terms summarized here.

Because this section is a summary, it does not describe every aspect of the junior subordinated debentures. This summary is subject to and qualified in its entirety by reference to all the provisions of the junior debt indenture, including definitions of certain terms used in the junior debt indenture. In this summary, we describe the meaning of only some of the more important terms. You must look to the junior debt indenture for the most complete description of what we describe in summary form in this prospectus.

The prospectus supplement relating to any offered junior subordinated debentures will describe the following terms of the series:

•                  the title of the series of the junior subordinated debentures;

•                  any limit on the aggregate principal amount of the junior subordinated debentures;

•                  the date or dates on which the junior subordinated debentures will mature;

•                  the rate or rates, which may be fixed or variable per annum, at which the junior subordinated debentures will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•                  the dates on which interest, if any, on the junior subordinated debentures will be payable and the regular record dates for the interest payment dates;

•                  our right, if any, to defer or extend an interest payment date;

•                  any mandatory or optional sinking funds or similar provisions;

•                  any additions, modifications or deletions in the events of default under the junior debt indenture or covenants of Ameriprise specified in the junior debt indenture with respect to the junior subordinated debentures;

•                  the date, if any, after which and the price or prices at which the junior subordinated debentures may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•                  if other than denominations of the liquidation amount and any of its integral multiples, the denominations in which the junior subordinated debentures will be issuable;

•                  the currency of payment of principal, premium, if any, and interest on the junior subordinated debentures;

•                  the applicability of the provisions described under “— Defeasance” below;

•                  any event of default under the junior subordinated debentures if different from those described under “— Events of Default” below;

•                  any index or indices used to determine the amount of payments of principal of and premium, if any, on the junior subordinated debentures and the man in which such amounts will be determined;

•                  the terms and conditions of any obligation or right of us or a holder to convert or exchange the junior subordinated debentures into capital securities;

•                  if a trustee other than U.S. Bank National Association is named for the junior subordinated debt securities, the name of such trustee.

•                  the form of trust agreement, guarantee agreement and expense agreement, if applicable;

•                  the relative degree, if any, to which such junior subordinated debentures of the series will be senior to or be subordinated to other series of such junior subordinated debentures or other indebtedness of Ameriprise in right of payment, whether such other series of junior subordinated debentures or other indebtedness are outstanding or not; and

•                  any other special feature of the junior subordinated debentures.

Overview of Remainder of this Description

The remainder of this description summarizes:

•                  Additional Mechanics relevant to the junior subordinated debentures under normal circumstances, such as how holders transfer ownership and where we make payments;

•                  Our Option to Defer Interest Payments on the junior subordinated debentures;

•                  Our right to Redeem the junior subordinated debentures;

•                  Holders’ rights in several Special Situations, such as if we merge with another company or if we want to change a term of the junior subordinated debentures;

•                  Subordination Provisions that may prohibit us from making payment on the junior subordinated debentures;

•                  Our right to release ourselves from all or some of our obligations under the junior subordinated debentures and the junior debt indenture by a process called Defeasance;

•                  Holders’ rights if we Default or experience other financial difficulties;

•                  Our ability to Convert or Exchange junior subordinated debentures into junior subordinated debentures of another series or capital securities of another series; and

•                  Agreements Contained in the Junior Debt Indenture included for the benefit of the holders of the junior subordinated debentures.

Additional Mechanics

Form, Exchange and Transfer

Unless we specify otherwise in the prospectus supplement, the junior subordinated debentures will be issued:

•                  only in fully registered form; and

•                  in denominations that are even multiples of the liquidation amount.

Unless the junior subordinated debentures are distributed to the holders of the trust securities, all of the junior subordinated debentures will be held solely by an Ameriprise Capital Trust. The following provisions only apply if there is a distribution of the junior subordinated debentures to holders of the trust securities. The circumstances under which the junior subordinated debentures may be exchanged for trust securities is described under “Description of Capital Securities the Ameriprise Capital Trusts May Offer — Rights of Holders of Capital Securities — Redemption or Exchange.”

If a junior subordinated debenture is issued as a global junior subordinated debenture, only the depositary — e.g., DTC Euroclear and Clearstream, each as defined below under “Legal Ownership and Book-Entry Issuance” — will be entitled to transfer and exchange the junior subordinated debenture as described in this subsection, since the depositary will be the sole holder of that junior subordinated debenture. Those who own beneficial interests in a global security do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry procedures below under “Legal Ownership and Book-Entry Issuance.”

Holders may have their junior subordinated debentures broken into more junior subordinated debentures of smaller denominations of not less than the liquidation amount or combined into fewer junior subordinated debentures of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

Subject to the restrictions relating to junior subordinated debentures represented by global securities, holders may exchange or transfer junior subordinate debentures at the office of the indenture trustee. They may also replace lost, stolen or mutilated junior subordinated debentures at that office. The indenture trustee acts as our agent for registering junior subordinated debentures in the names of holders and transferring junior subordinated debentures. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers. The indenture trustee’s agent may require an indemnity before replacing any junior subordinated debentures.

Holders will not be required to pay a service charge to transfer or exchange junior subordinated debentures, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

In the event of any redemption, neither we nor the indenture trustee will be required to:

•                  issue, register the transfer of or exchange junior subordinated debentures of any series during the period beginning at the opening of business 15 days before the day of selection for redemption of junior subordinated debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption; and

•                  transfer or exchange any junior subordinated debentures so selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion thereof not being redeemed.

Payment and Paying Agents

Your prospectus supplement will specify the manner in which payments will be made. The paying agent for the junior subordinated debentures will initially be the indenture trustee.

Notices

We and the indenture trustee will send notices regarding the junior subordinated debentures only to holders, using their addresses as listed in the indenture trustee’s records.

Option to Defer Interest Payments

If provided in your prospectus supplement, so long as no event of default with respect to the junior subordinated debentures owned by an Ameriprise Capital Trust has occurred and is continuing as a result of any failure by us to pay any amounts with respect to the junior subordinated debentures, we will have the right at any time and from time to time during the term of any series of junior subordinated debentures to defer payment of interest for an extension period of up to the number of consecutive interest payment periods specified in your prospectus supplement. The extension period is subject to the terms, conditions and covenants, if any, specified in your prospectus supplement and may not extend beyond the stated maturity of the applicable series of junior subordinated debentures. U.S. federal income tax consequences and other special considerations applicable to any such junior subordinated debentures will be described in your prospectus supplement.

As a consequence of any such deferral, distributions on the capital securities would be deferred by the Ameriprise Capital Trust during the extension period. However, the capital securities would continue to accumulate additional distributions at the rate per annum described in the prospectus supplement. During any applicable extension period, we may not:

•                  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock other than any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to such stock; or

•                  make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank on a parity in all respects with or junior in interest to the junior subordinated debentures other than:

–                 repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of our capital stock (or securities convertible into or exercisable for our capital stock) as consideration in an acquisition transaction or business combination;

–                 as a result of any exchange or conversion of any class or series of our capital stock (or any capital stock of a subsidiary of Ameriprise) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock;

–                 the purchase of fractional interests in shares of our capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or

–                 any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights in accordance with any stockholders’ rights plan.

Prior to the termination of any applicable extension period, we may further defer the payment of interest.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option redeem the junior subordinated debentures of any series in whole at any time or in part from time to time. If the junior subordinated debentures of any series are redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify this date or describe these conditions. Unless otherwise indicated in the form of security for such series, junior subordinated debentures in denominations larger than the liquidation amount may be redeemed in part but only in integral multiples of the liquidation amount. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debenture will equal any accrued and unpaid interest, including additional interest, to the redemption date, plus 100% of the principal amount.

Except as otherwise specified in the applicable prospectus supplement, if a tax event or an investment company event of the kind described below with respect to a series of junior subordinated debentures has occurred and is continuing, we may, at our option redeem that series of junior subordinated debentures in whole, but not in part, at any time within 90 days following the occurrence of the tax event or investment company event, at a redemption price equal to 100% of the principal amount of the junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption.

An “investment company event” means the receipt by an Ameriprise Capital Trust and us of an opinion of counsel experienced in such matters to the effect that the trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act, as a result of a change in law or regulation or a change in interpretation or application of law or regulation.

A “tax event” means the receipt by us and the Ameriprise Capital Trust of an opinion of independent counsel, experienced in tax matters, to the effect that, as a result of any tax change, there is more than an insubstantial risk that any of the following will occur:

•                  the Ameriprise Capital Trust is, or will be within 90 days after the date of the opinion of counsel, subject to U.S. federal income tax on income received or accrued on the junior subordinated debentures;

•                  interest payable by us on the junior subordinated debentures is not, or within 90 days after the opinion of counsel will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes; or

•                  the Ameriprise Capital Trust is, or will be within 90 days after the date of the opinion of counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

As used above, the term “tax change” means any of the following:

•                  any amendment to or change, including any announced prospective change, in the laws or any regulations under the laws of the U.S. or of any political subdivision or taxing authority of or in the U.S., if the amendment or change is enacted, promulgated or announced on or after the date the capital securities are issued; or

•                  any official administrative pronouncement, including any private letter ruling, technical advice memorandum, field service advice, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt any procedures or regulations, or any judicial decision interpreting or applying such laws or regulations, whether or not the pronouncement or decision is issued to or in connection with a proceeding involving us or the trust or is subject to review or appeal, if the pronouncement or decision is enacted, promulgated or announced on or after the date of the issuance of the capital securities.

Notice of any redemption will be mailed at least 45 days but not more than 75 days before the redemption date to each holder of junior subordinated debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or portions thereof called for redemption.

Special Situations

Mergers and Similar Events

We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another firm, or to buy or lease substantially all of the assets of another firm. However, when we merge out of existence or sell or lease substantially all of our assets, we may not take any of these actions unless all the following conditions are met:

•                  the other entity may not be organized under a foreign country’s laws, that is, it must be a corporation, partnership or trust organized under the laws of a state of the U.S. or the District of Columbia or under federal law, and it must agree to be legally responsible for the junior subordinated debentures.

•                  The merger, sale of assets or other transaction must not cause a default on the junior subordinated debentures, and we must not already be in default (unless the merger or other transaction would cure the default). For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

•                  we must have delivered certain certificates and opinions to the trustee.

If the conditions described above are satisfied with respect to any series of junior subordinated debentures, we will not need to obtain the approval of the holders of those junior subordinated debentures in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control but in which we do not merge or consolidate, any transaction in which we sell less than substantially all of our assets and any merger or consolidation in which we are the surviving corporation. It is possible that this type of transactions may result in a reduction in our credit rating or may reduce our operating results or impair our financial condition. Holders of our junior subordinated debentures, however, will have no approval right with respect to any transaction of this type.

Modification and Waiver of the Junior Subordinated Debentures

We may modify or amend the junior subordinated indenture without the consent of the holders of any of our outstanding debt securities for various enumerated purposes, including the naming, by a supplemental indenture, of a trustee other than U.S. Bank National Association, for a series of debt securities. We may modify or amend the indenture with the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by the modification or amendment. However, no such modification or amendment may, without the consent of the holder of each affected debt security:

•                  modify the terms of payment of principal, premium or interest; or

•                  reduce the stated percentage of holders of debt securities necessary to modify or amend the indenture or waive our compliance with certain provisions of the indenture and certain defaults thereunder.

•                  modify the subordination provisions of the indenture in a manner adverse to such holders.

Subordination Provisions

Holders of junior subordinated debentures should recognize that contractual provisions in the junior subordinated debenture may prohibit us from making payments on those debentures. Junior subordinated debentures are subordinate and junior in right of payment, to the extent and in the manner stated in the junior debt indenture, to all of our senior indebtedness, as defined in the junior debt indenture.

Unless otherwise indicated in the applicable prospectus supplement, the junior subordinated indentures define the term “senior indebtedness” with respect to each respective series of junior subordinated debt securities, to mean the principal, premium, if any, and interest on all indebtedness and obligations of, or guaranteed or assumed by Ameriprise, whether outstanding on the date of the issuance of subordinated debt securities or thereafter created, incurred, assumed or guaranteed and all amendments, modifications, renewals, extensions, deferrals and refundings of any such indebtedness unless the instrument creating such indebtedness or obligations provides that they are subordinated or are not superior in right of payment to the subordinated debt securities. Unless otherwise indicated in the applicable prospectus supplement, notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (A) any obligation of Ameriprise to any of its subsidiaries, (B) any liability for Federal, state, local or other taxes owed or owing by Ameriprise or its subsidiaries, (C) any accounts payable or other liability to trade creditors (including guarantees thereof or instruments evidencing such liabilities), or (D) any obligations with respect to any capital stock of Ameriprise.

Unless otherwise indicated in the applicable prospectus supplement, Ameriprise may not pay principal of, premium, of any, or interest on any subordinated debt securities or defease, purchase, redeem or otherwise retire such securities if:

•                  a default in the payment of any principal, or premium, if any, or interest on any senior indebtedness, occurs and is continuing or any other amount owing in respect of any senior indebtedness is not paid when due; or

•                  any other default occurs with respect to any senior indebtedness and the maturity of such senior indebtedness if accelerated in accordance with its terms,

unless and until such default in payment or event of default has been cured or waived and any such acceleration is rescinded or such senior indebtedness has been paid in full in cash.

If there is any payment or distribution of the assets of Ameriprise to creditors upon a total or partial liquidation or a total or partial dissolution or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding holders of all present and future senior indebtedness (which will include interest accruing after, or which would accrue but for, the commencement of any bankruptcy reorganization, insolvency, receivership or similar proceeding) are entitled to receive payment in full before any payment or distribution, whether in cash, securities or other property, in respect of the subordinated indebtedness. In addition, unless otherwise indicated in the applicable prospectus supplement, in any such event, payments or distributions which would otherwise be made on subordinated or junior subordinated debt securities will generally be paid to the holders of senior indebtedness, or their representatives, in accordance with the priorities existing among these creditors at that time until the senior indebtedness is paid in full.

After payment in full of all present and future senior indebtedness, holders of subordinated debt securities will be subrogated to the rights of any holders of senior indebtedness to receive any further payments or distributions that are applicable to the senior indebtedness until all the subordinated debt securities are paid in full.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the junior subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

Defeasance

The junior debt indenture permits us to be discharged from our obligations under the indenture and the debt securities if we comply with the following procedures. This discharge from our obligations is referred to in this prospectus as defeasance. (Sec. 6.02).

Unless the applicable prospectus supplement states otherwise, if we deposit with the trustee sufficient cash and/or U.S. government securities to pay and discharge the principal and premium, if any, and interest, if any, to the date of maturity of that series of debt securities, then from and after the ninety-first day following such deposit:

•                  we will be deemed to have paid and discharged the entire indebtedness on the debt securities of that series, and

•                  our obligations under the indenture with respect to the debt securities of that series will cease to be in effect.

Following defeasance, holders of the applicable debt securities would be able to look only to the defeasance trust for payment of principal and premium, if any, and interest, if any, on their debt securities.

Defeasance may be treated as a taxable exchange of the related debt securities for obligations of the trust or a direct interest in the money or U.S. government securities held in the trust. In that case, holders of debt securities would recognize gain or loss as if the trust obligations or the money or U.S. government securities held in the trust, as the case may be, had actually been received by the holders in exchange for their debt securities. Holders thereafter might be required to include as income a different amount of income than in the absence of defeasance. We urge prospective investors to consult their own tax advisors as to the specific tax consequences of defeasance.

Events of Default

Unless and until the junior subordinated debentures are distributed to the holders of the trust securities, the property trustee of an Ameriprise Capital Trust has agreed, without the consent of the holders of a majority in liquidation amount of the capital securities, not to:

•                  direct the time, method or place of conducting any proceeding for any remedy available to the indenture trustee;

•                  waive any past default that may be waived under the junior debt indenture;

•                  exercise any right to rescind or annul a declaration of acceleration of the principal amount of the junior subordinated debentures unless all defaults have been cured and a sum sufficient to pay all amounts then owing has been deposited with the indenture trustee; or

•                  consent to any amendment, modification or termination of the junior debt indenture or junior subordinated debentures, where the consent is required.

For a discussion of the restrictions on the property trustee’s ability to exercise its rights, see “Description of Capital Securities the Ameriprise Capital Trusts May Offer — Special Situations — Voting Rights; Amendment of the Trust Agreements — Details Concerning Voting and the Junior Subordinated Debentures.” As a result, the references to “holder” below should be understood to refer to “holders” of the capital securities.

Holders will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is An Event of Default?  The term “Event of Default” means any of the following:

•                  a default in the payment of the principal of, or premium, if any, on any debt security of such series at its maturity;

•                  a default in making a sinking fund payment, if any, on any debt security of such series when due and payable;

•                  a default for 30 days in the payment of any installment of interest on any debt security of such series;

•                  a default for 90 days after written notice in the observance or performance of any other covenant in the indenture;

•                  certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee for us or our property;

•                  any other event of default provided in or pursuant to the applicable resolution of our Board of Directors or supplemental indenture under which such series of debt securities is issued. (Sec. 7.01).

Remedies If an Event of Default Occurs. If you are the holder of a junior subordinated debenture, all remedies available upon the occurrence of an event of default under the junior debt indenture will be subject to the restrictions on the junior subordinated debentures described above under “— Subordination Provisions.” If an event of default occurs, the indenture trustee will have special duties. In that situation, the indenture trustee will be obligated to use its rights and powers under the junior debt indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs. If an event of default has occurred and has not been cured, the indenture trustee or the holders of at least 25% in principal amount of the junior subordinated debentures of the affected series may declare the entire principal amount of all the junior subordinated debentures of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. In the case of junior subordinated debentures held by an Ameriprise Capital Trust, should the indenture trustee or the property trustee fail to make this declaration, the holders of at least 25% in aggregate liquidation amount of the capital securities will have the right to make this declaration. The property trustee may annul the declaration and waive the default, provided all defaults have been cured and all payment obligations have been made current. In the case of junior subordinated debentures held by an Ameriprise Capital Trust, should the property trustee fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation amount of the capital securities will have the right to do so. In the event of our bankruptcy, insolvency or reorganization, junior subordinated debentures holders’ claims would fall under the broad equity power of a federal bankruptcy court, and to that court’s determination of the nature of those holders’ rights.

The holders of a majority in aggregate outstanding principal amount of each series of junior subordinated debentures affected may, on behalf of the holders of all the junior subordinated debentures of that series, waive any default, except a default in the payment of principal or interest, including any additional interest (unless the default has been cured and a sum sufficient to pay all matured installments of interest, including any additional interest, and principal due otherwise than by acceleration has been deposited with the indenture trustee) or a default with respect to a covenant or provision which under the junior debt indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture of that series. In the case of junior subordinated debentures held by an Ameriprise Capital Trust, should the property trustee fail to waive the default, the holders of a majority in aggregate liquidation amount of the capital securities will have the right to do so.

If an event of default with respect to the junior subordinated debentures owned by the Ameriprise Capital Trust has occurred and is continuing as to a series of junior subordinated debentures, the property trustee will have the right to declare the principal of and the interest on the junior subordinated debentures, and any other amounts payable under the junior debt indenture, to be immediately due and payable and to enforce its other rights as a creditor with respect to the junior subordinated debentures.

Except in cases of default, where the indenture trustee has the special duties described above, the indenture trustee is not required to take any action under the junior debt indenture at the request of any holders unless the holders offer the indenture trustee reasonable protection from expenses and liability called an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding junior subordinated debentures of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the indenture trustee. These majority holders may also direct the indenture trustee in performing any other action under the junior debt indenture with respect to the junior subordinated debentures of that series.

Before you bypass the indenture trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the junior subordinated debentures the following must occur:

•                  The holder of the junior subordinated debenture must give the indenture trustee written notice that an event of default has occurred and remains uncured;

•                  The holders of 25% in principal amount of all junior subordinated debentures of the relevant series must make a written request that the indenture trustee take action because of the default, and must offer reasonable indemnity to the indenture trustee against the cost and other liabilities of taking that action; and

•                  The indenture trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

We will give to the indenture trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the junior subordinated debentures issued under it, or else specifying any default.

Enforcement of Certain Rights by Holders of Capital Securities

If an event of default with respect to the junior subordinated debentures owned by the Ameriprise Capital Trust has occurred and is continuing and the event is attributable to our failure to pay interest or principal on the junior subordinated debentures on the date the interest or principal is due and payable, a holder of the applicable capital securities may institute a legal proceeding directly against us for enforcement of payment to that holder of the principal of or interest, including any additional interest, on junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the capital securities of that holder called a “direct action.” We may not amend the junior debt indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the capital securities outstanding. We will have the right under the junior debt indenture to set-off any payment made to the holder of the capital securities by us in connection with a direct action.

The holders of capital securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the junior subordinated debentures unless there has occurred an event of default under the trust agreement. See “Description of Capital Securities the Ameriprise Capital Trusts May Offer — Events of Default.”

Conversion or Exchange

If indicated in your prospectus supplement, a series of junior subordinated debentures may be convertible or exchangeable into junior subordinated debentures of another series or into capital securities of another series. The specific terms on which series may be converted or exchanged will be described in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, whether mandatory, at the holder’s option, or at our option, in which case the number of shares of capital securities or other securities the junior subordinated debenture holder would receive would be calculated at the time and manner described in the applicable prospectus supplement.

Our Relationship with the Indenture Trustee

Please see “Description of Capital Securities the Ameriprise Capital Trusts May Offer — Trustees and Administrators of the Ameriprise Capital Trusts — Our Relationship with the Property Trustee” above for more information about our relationship with U.S. Bank National Association.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to capital securities issued in global — i.e., book-entry — form. First we describe the difference between legal ownership and indirect ownership of capital securities. Then we describe special provisions that apply to capital securities.

If the junior subordinated debentures are distributed to holders of capital securities, we anticipate that they would be issued in global form as well and the following discussion will apply to the junior subordinated debentures. Until such a distribution, an Ameriprise Capital Trust will be the sole holder and beneficial owner of the junior subordinated debentures and the property trustee may exercise all rights with respect to the junior subordinated debentures and the junior debt indenture, except as described under “Description of Capital Securities the Ameriprise Capital Trusts May Offer — Special Situations — Voting Rights; Amendment of the Trust Agreements — Details Concerning Voting and the Junior Subordinated Debentures.”

Who is the Legal Owner of a Registered Security?

Each capital security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing such capital securities. We refer to those who have securities registered in their own names, on the books that we or the property trustee maintain for this purpose, as the “holders” of those capital securities. These persons are the legal holders of the capital securities. We refer to those who, indirectly through others, own beneficial interests in capital securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in capital securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

Unless otherwise noted in your prospectus supplement, we will issue each capital security in book-entry form only. This means capital securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the capital securities on behalf of themselves or their customers.

Under the trust agreement, only the person in whose name a capital security is registered is recognized as the holder of that capital security. Consequently, for capital securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the capital securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the capital securities are issued in global form, investors will be indirect owners, and not holders, of the capital securities.

Street Name Owners

We may terminate an existing global security or issue capital securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For capital securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the capital securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold capital securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the property trustee under the trust agreement and the obligations, if any, of any third parties employed by us or any agents of theirs, run only to the holders of the capital securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a capital security or has no choice because we are issuing the capital securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — for example, to amend the trust agreement or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the junior debt indenture — we would seek the approval only from the holders, and not the indirect owners, of the relevant capital securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean all purchasers of the capital securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your capital securities” in this prospectus, we mean the capital securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold capital securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•                  how it handles capital securities payments and notices;

•                  whether it imposes fees or charges;

•                  how it would handle a request for the holders’ consent, if ever required;

•                  how it would exercise rights under the capital securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•                  if the capital securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What is a Global Security?

Unless otherwise noted in your prospectus supplement, we will issue each capital security in book-entry form only. Each capital security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more. Each series of capital securities will have one or more of the following as the depositaries:

•                  The Depository Trust Company, New York, New York, which is known as “DTC”;

•                  Euroclear System, which is known as “Euroclear”;

•                  Clearstream Banking, societe anonyme, Luxembourg, which is known as “Clearstream”; and

•                  any other clearing system or financial institution named in the prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your capital securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual capital securities. All capital securities represented by the same global security will have the same terms.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situation arise. We describe those situations below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all capital securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose capital security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the capital securities are issued in global form only, then the capital securities will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the capital securities through another book-entry clearing system or decide that the capital securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s bank, broker, financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of capital securities and instead deal only with the depositary that holds the global security.

If capital securities are issued only in the form of a global security, an investor should be aware of the following:

•                  An investor cannot cause the capital securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the capital securities, except in the special situations we describe below;

•                  An investor will be an indirect holder and must look to his or her own bank, broker or other financial institutions for payments on the capital securities and protection of his or her legal rights relating to the capital securities, as we describe above under “— Who Is the Legal Owner of a Registered Security?”;

•                  An investor may not be able to sell interests in the capital securities to some insurance companies and other institutions that are required by law to own their capital securities in non-book-entry form;

•                  An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the capital securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•                  The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We also do not supervise the depositary in any way;

•                  The depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your bank, broker or other financial institutions may require you to do so as well; and

•                  Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the capital securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, may require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue capital securities in book-entry form but we choose to give the beneficial owners the right to obtain non-global securities, any beneficial owner entitled to obtain non-global capital securities may do so by following the applicable procedures of the depositary, the property trustee and that owner’s bank, broker or other financial institutions through which that owner holds its beneficial interest in the capital securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the capital securities it represented. After that exchange, the choice of whether to hold the capital securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions, to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who Is the Legal Owner of a Registered Security?”

The special situations for termination of a global security are as follows:

•                  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•                  if we notify the applicable trustee that we wish to terminate that global security; or

•                  if an event of default has occurred with regard to the capital securities and has not been cured or waived.

If a global security is terminated, only the depositary, and not us, is responsible for deciding the names of the institutions in whose names the capital securities represented by the global security will be registered and, therefore, who will be the holders of those capital securities.

Considerations Relating to DTC

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is owned by a number of its DTC direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the National Association of Securities Dealers, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of capital securities within the DTC system must be made by or through DTC participants, which will receive a credit for the capital securities on DTC’s records. The ownership interest of each actual purchaser of each capital security is in turn to be recorded on the direct and indirect participants’ records including Euroclear and Clearstream. Transfers of ownership interests in the capital securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

Redemption notices will be sent to DTC’s nominee, Cede & Co., as the registered holder of the capital securities. If less than all of the capital securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

In instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the capital securities. Under its usual procedures, DTC would mail an omnibus proxy to the property trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such capital securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distribution payments on the capital securities will be made by the property trustee to DTC. DTC’s usual practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the property trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the property trustee, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through the electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the U.S., you will not be able to hold interests in that global security through any securities clearance system in the U.S.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the capital securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations Relating to Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any capital securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other financial institutions are open for business in the U.S.

In addition, because of time-zone differences, U.S. investors who hold their interests in the capital securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

DESCRIPTION OF THE SUBORDINATED GUARANTEES

Ameriprise will execute and deliver a subordinated guarantee concurrently with the issuance by each Ameriprise Capital Trust of its capital securities for the benefit of the holders from time to time of those capital securities. U.S. Bank National Association will act as the guarantee trustee under each subordinated guarantee for the purposes of compliance with the Trust Indenture Act and each subordinated guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee will hold the subordinated guarantee for the benefit of the holders of the applicable Ameriprise Capital Trust’s capital securities.

Because this section is only a summary, it does not describe every aspect of the subordinated guarantees. This summary is subject to and qualified in its entirety by reference to all the provisions of each subordinated guarantee, including the definitions of terms, and those provisions made part of each subordinated guarantee by the Trust Indenture Act. A form of subordinated guarantee is filed as an exhibit to the registration statement that includes this prospectus. A copy of the form of the subordinated guarantee is available upon request from the guarantee trustee. If indicated in your prospectus supplement, the terms of a particular subordinated guarantee may differ from the terms discussed below.

General

Ameriprise will unconditionally agree to pay in full on a subordinated basis the guarantee payments to the holders of the capital securities covered by the subordinated guarantee, as and when due.

The following payments constitute guarantee payments with respect to capital securities that, to the extent not paid by or on behalf of the Ameriprise Capital Trust, will be subject to the applicable subordinated guarantee:

•                  any accumulated and unpaid distributions required to be paid on the applicable capital securities, to the extent that the Ameriprise Capital Trust has funds legally available for that purpose at that time;

•                  the applicable redemption price with respect to any capital securities called for redemption, and all accumulated and unpaid distributions to the date of redemption, to the extent that the Ameriprise Capital Trust has funds legally available for that purpose at that time; and

•                  upon a voluntary or involuntary dissolution, winding-up or termination of an Ameriprise Capital Trust, unless the preferred securities are redeemed or the junior subordinated debentures owned by the Ameriprise Capital Trust are distributed to holders of the capital securities in accordance with the terms of the trust agreement, the lesser of:

–                 the aggregate of the liquidation amount and all accumulated and unpaid distributions to the date of payment, to the extent that the Ameriprise Capital Trust has funds legally available, and

–                 the amount of assets of the Ameriprise Capital Trust remaining available for distribution to holders of capital securities on liquidation of the Ameriprise Capital Trust.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the capital securities or by causing the Ameriprise Capital Trust to pay those amounts to the holders.

Ameriprise may assert as a defense with respect to its obligations under the subordinated guarantee any defense that is available to an Ameriprise Capital Trust.

Each subordinated guarantee will be a guarantee of the Ameriprise Capital Trust’s payment obligations described above under the capital securities covered by the subordinated guarantee, but will apply only to the extent that the Ameriprise Capital Trust has funds legally available to make such payments, and is not a guarantee of collection. See “ —Additional Information Relating to the Subordinated Guarantees — Status of the Subordinated Guarantees.”

If we do not make payments on the junior subordinated debentures owned by an Ameriprise Capital Trust, the Ameriprise Capital Trust will not be able to pay any amounts payable with respect to its capital securities and will not have funds legally available for that purpose. In that event, holders of the capital securities would not be able to rely upon the subordinated guarantee for payment of those amounts. Each subordinated guarantee will have the same ranking as the junior subordinated debentures owned by the Ameriprise Capital Trust that issues the capital securities covered by the subordinated guarantee. See “— Additional Information Relating to the Subordinated Guarantees — Status of the Subordinated Guarantees.”  No subordinated guarantee will limit the incurrence or issuance of other secured or unsecured debt of Ameriprise.

We have, through the applicable subordinated guarantee, the trust agreement, the junior subordinated debentures, the junior debt indenture and the expense agreement, taken together, fully and unconditionally guaranteed all of the applicable Ameriprise Capital Trust’s obligations under the capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a full and unconditional subordinated guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional subordinated guarantee of an Ameriprise Capital Trust’s obligations under its capital securities.

Additional Information Relating to the Subordinated Guarantees

Status of the Subordinated Guarantees

Each subordinated guarantee will constitute an unsecured obligation of Ameriprise and will rank equal to the junior subordinated debentures owned by the Ameriprise Capital Trust that issues the capital securities covered by the subordinated guarantee. See “Description of Junior Subordinated Debentures — Subordination Provisions” for a description of this subordination.

Each subordinated guarantee will constitute a guarantee of payment and not of collection. Any holder of capital securities covered by the subordinated guarantee may institute a legal proceeding directly against us to enforce its rights under the subordinated guarantee without first instituting a legal proceeding against any other person or entity. Each subordinated guarantee will be held by the guarantee trustee for the benefit of the holders of the applicable capital securities. Each subordinated guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by or on behalf of the Ameriprise Capital Trust or, if applicable, distribution to the holders of the capital securities of the junior subordinated debentures owned by the Ameriprise Capital Trust.

Amendments and Assignment

Except with respect to any changes that do not materially adversely affect in any material respect the rights of holders of the capital securities issued by the Ameriprise Capital Trust, in which case no approval will be required, the subordinated guarantee that covers the capital securities may not be amended without the prior approval of the holders of at least a majority of the aggregate liquidation amount of the outstanding capital securities covered by the subordinated guarantee. The manner of obtaining any such approval is as set forth under “Description of Capital Securities the Ameriprise Capital Trusts May Offer — Special Situations — Voting Rights; Amendment of the Trust Agreements.”  All subordinated guarantees and agreements contained in each subordinated guarantee will bind the successors, assigns, receivers, trustees and representatives of Ameriprise and will inure to the benefit of the holders of the then outstanding capital securities covered by the subordinated guarantee.

Events of Default

An event of default under a subordinated guarantee will occur upon the failure of Ameriprise to perform any of its payment obligations for five days under that subordinated guarantee, or to perform any non-payment obligation if the non-payment default remains unremedied for 30 days following notice to Ameriprise by the guarantee trustee or to Ameriprise and the guarantee trustee by the holders of at least 25% in liquidation amount of outstanding capital securities specifying such default and requiring it to be remedied. If an event of default under a subordinated guarantee occurs and is continuing, the guarantee trustee will enforce the subordinated guarantee for the benefit of the holders of capital securities covered by the subordinated guarantee. The holders of a majority in aggregate liquidation amount of the outstanding capital securities covered by the subordinated guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee with respect to the subordinated guarantee or to direct the exercise of any right or power conferred upon the guarantee trustee under the subordinated guarantee.

The holders of at least a majority in aggregate liquidation amount of the capital securities have the right, by vote, to waive any past events of default and its consequences under each subordinated guarantee, except a default in the payment of the Guarantor’s obligations to make guarantee payments. If such a waiver occurs, any event of default will cease to exist and be deemed to have been cured under the terms of the subordinated guarantee.

Any holder of capital securities covered by the subordinated guarantee may institute a legal proceeding directly against Ameriprise to enforce its rights under the subordinated guarantee without first instituting a legal proceeding against the Ameriprise Capital Trust, the guarantee trustee or any other person or entity.

We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants under the subordinated guarantee.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of an event of default under the subordinated guarantee, undertakes to perform only those duties as are specifically set forth in the subordinated guarantee and, after the occurrence of an event of default with respect to the subordinated guarantee that has not been cured or waived, must exercise the rights and powers vested in it by the subordinated guarantee using the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the rights or powers vested in it by the subordinated guarantee at the request of any holder of the capital securities covered by the subordinated guarantee unless it is offered reasonable indemnity, including reasonable advances requested by it, against the costs, expenses and liabilities that might be incurred in complying with the request or direction.

Termination of the Subordinated Guarantee

Each subordinated guarantee will terminate and be of no further effect upon:

•                  full payment of the redemption price of all of the capital securities covered by the subordinated guarantee;

•                  full payment of the amounts payable with respect to the capital securities upon liquidation of the Ameriprise Capital Trust; or

•                  distribution of the junior subordinated debentures owned by the Ameriprise Capital Trust to the holders of all the capital securities covered by the subordinated guarantee.

Each subordinated guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the capital securities covered by the subordinated guarantee must repay any sums with respect to the capital securities or the subordinated guarantee.

Governing Law

Each subordinated guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

The Expense Agreement

Pursuant to the expense agreement that will be entered into by us under each trust agreement, we will unconditionally guarantee on a subordinated basis to each person or entity to whom an Ameriprise Capital Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of such Ameriprise Capital Trust, other than obligations of such Ameriprise Capital Trust to pay to the holders of any capital securities or other similar interests in such Ameriprise Capital Trust of the amounts owed to holders pursuant to the terms of the capital securities or other similar interests, as the case may be. The expense agreement will be enforceable by third parties.

Our Relationship with the Guarantee Trustee

See “Description of Capital Securities the Ameriprise Capital Trusts May Offer — Trustees and Administrators of the Ameriprise Capital Trusts — Our Relationship with the Property Trustee” above for more information about our relationship with U.S. Bank National Association.

RELATIONSHIP AMONG THE CAPITAL SECURITIES AND THE RELATED INSTRUMENTS

Because this section is only a summary, the following description of the relationship among the capital securities, the junior subordinated debentures, the expense agreement and the subordinated guarantee is not complete and is subject to, and is qualified in its entirety by reference to, each trust agreement, the junior debt indenture and the form of subordinated guarantee, each of which is or will be incorporated as an exhibit to our registration statement, and the Trust Indenture Act.

Full and Unconditional Guarantee

Payments of distributions and other amounts due on the capital securities, to the extent the applicable Ameriprise Capital Trust has funds available for the payment of such distributions, are guaranteed by us on a subordinated basis as described under “Description of the Subordinated Guarantees.”  Taken together, our obligations under the junior subordinated debentures, the junior debt indenture, the trust agreement, the expense agreement, and the subordinated guarantee provide, in the aggregate, a full and unconditional subordinated guarantee of payments of distributions and other amounts due on the applicable capital securities. No single document standing alone nor operating in conjunction with fewer than all of the other documents constitutes such subordinated guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional subordinated guarantee of the Ameriprise Capital Trust’s obligations under the capital securities. If and to the extent that we do not make payments on the junior subordinated debentures, the Ameriprise Capital Trust will not pay distributions or other amounts due on its capital securities. The subordinated guarantee does not cover payment of distributions when the Ameriprise Capital Trust does not have sufficient funds to pay such distributions. In such an event, the remedy of a holder of any capital securities is to institute a legal proceeding directly against us pursuant to the terms of the junior debt indenture for enforcement of payment of amounts of such distributions to such holder. Our obligations under each guarantee are subordinate and junior in right of payment to all of our senior debt to the same extent as the junior subordinated debentures.

Sufficiency of Payments

As long as payments of interest and other payments are made when due on the junior subordinated debentures, such payments will be sufficient to cover distributions and other payments due on the capital securities, primarily because:

•                  the aggregate principal amount of the junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the capital securities and the common securities;

•                  the interest rate and interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the capital securities;

•                  we will pay, under the expense agreement, for all and any costs, expenses and liabilities of an Ameriprise Capital Trust except the Ameriprise Capital Trust’s obligations to holders of its capital securities under the capital securities; and

•                  the trust agreement provides that an Ameriprise Capital Trust will not engage in any activity that is inconsistent with the limited purposes of such Ameriprise Capital Trust.

We have the right to set-off any payment we are otherwise required to make under the junior debt indenture with a payment we make under the subordinated guarantee.

Enforcement Rights of Holders of Capital Securities

A holder of any capital security may, to the extent permissible under applicable law, institute a legal proceeding directly against us to enforce its rights under the applicable subordinated guarantee without first instituting a legal proceeding against the guarantee trustee, the Ameriprise Capital Trust or any other person or entity.

In the event of payment defaults under, or acceleration of, our senior debt, the subordination provisions of the junior debt indenture will provide that no payments may be made with respect to the junior subordinated debentures until the senior debt has been paid in full or any payment default has been cured or waived. Failure to make required payments on the junior subordinated debentures would constitute an event of default under the junior debt indenture.

Limited Purpose of Ameriprise Capital Trusts

Each Ameriprise Capital Trust’s capital securities evidence a preferred and undivided beneficial interest in the Ameriprise Capital Trust, and each Ameriprise Capital Trust exists for the sole purpose of issuing its capital securities and common securities and investing the proceeds thereof in junior subordinated debentures and engaging in only those other activities necessary or incidental thereto. A principal difference between the rights of a holder of a capital security and a holder of a junior subordinated debenture is that a holder of a junior subordinated debenture is entitled to receive from us the principal amount of and interest accrued on junior subordinated debentures held, while a holder of capital securities is entitled to receive distributions from an Ameriprise Capital Trust, or from us under the applicable subordinated guarantee, if and to the extent such Ameriprise Capital Trust has funds available for the payment of such distributions.

Rights Upon Termination

Upon any voluntary or involuntary termination, winding-up or liquidation of an Ameriprise Capital Trust involving our liquidation, the holders of the capital securities will be entitled to receive, out of the assets held by such Ameriprise Capital Trust, the liquidation distribution. Upon any voluntary or involuntary liquidation or bankruptcy of ours, the property trustee, as holder of the junior subordinated debentures, would be a subordinated creditor of ours, subordinated in right of payment to all senior debt as set forth in the junior debt indenture, but entitled to receive payment in full of principal and interest, before any stockholders of ours receive payments or distributions. Since we are the guarantor under each subordinated guarantee and have agreed, under the expense agreement, to pay for all costs, expenses and liabilities of an Ameriprise Capital Trust, other than the Ameriprise Capital Trust’s obligations to the holders of its capital securities, the positions of a holder of such capital securities and a holder of such junior subordinated debentures relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Capital Securities

Ameriprise Capital Trust may sell capital securities:

•                  to or through underwriting syndicates represented by managing underwriters;

•                  through one or more underwriters without a syndicate for them to offer and sell to the public;

•                  through dealers or agents; and

•                  to investors directly in negotiated sales or in competitively bid transactions.

Any underwriter, agent or dealer involved in the offer and sale of the capital securities will be named in the prospectus supplement. One or more of our subsidiaries may act as an underwriter or agent.

The prospectus supplement will describe:

•                  the terms of the offering, including the name of the agent or the name or names of any underwriters;

•                  the public offering or purchase price;

•                  any discounts and commissions to be allowed or paid to the agent or underwriters and all other items constituting underwriting compensation;

•                  any discounts and commissions to be allowed or paid to dealers; and

•                  other specific terms of the particular offering or sale.

Only the agents or underwriters named in a prospectus supplement are agents or underwriters in connection with the capital securities being offered by that prospectus supplement.

Underwriters, agents and dealers may be entitled, under agreements with us and/or our subsidiaries, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933 and/or to contribution by us and/or our subsidiaries with respect to payments that the agents, dealers or underwriters may be required to make with respect to such liabilities.

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters to whom capital securities are sold by us for public offering and sale are obliged to purchase all of those securities if any are purchased. This obligation is subject to certain conditions and may be modified in the prospectus supplement.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities.

To the extent required, offerings of capital securities will be conducted in compliance with Rule 2810 of NASD’s Conduct Rules. Any subsidiary of ours that participates in a particular offering of securities will comply with the applicable requirements of Rule 2720 of the National Association of Securities Dealers, Inc. In compliance with guidelines of the NASD, the maximum commission or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate principal amount of securities offered pursuant to this prospectus.

Underwriters, dealers or agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Market-Making Resales by Subsidiaries

This prospectus may be used by our subsidiaries in connection with offers and sales of the securities in market-making transactions. In market-making transactions, our subsidiaries may resell securities they acquire from other holders, after the original offering and sale of the securities. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, our subsidiaries may act as principal or agent. Our subsidiaries may receive compensation in the form of discounts and commissions from both the purchaser and seller. Our subsidiaries may also engage in transactions of this kind and may use this prospectus for this purpose.

Matters Relating to Initial Offering and Market-Making Resales

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may not list a particular series of securities on a securities exchange or quotation system. Any underwriters to whom we sell securities for public offering may make a market in those securities. However, no such underwriter that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

Unless otherwise indicated in your prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus, the term “this offering” means the initial offering of the securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

VALIDITY OF THE SECURITIES

Unless we state otherwise in any prospectus supplement, certain matters of Delaware law relating to the validity of the capital securities will be passed upon for the Ameriprise Capital Trusts by Morris, Nichols, Arsht & Tunnell LLP. The validity of the junior subordinated debentures and the subordinated guarantees will be passed upon for Ameriprise by John C. Junek, Esq., our Executive Vice President and General Counsel, and for any underwriters or agents by counsel named in your prospectus supplement. Mr. Junek is regularly employed by Ameriprise, participates in various Ameriprise employee benefit plans under which he may receive shares of Ameriprise common stock. As of April 28, 2006, Mr. Junek beneficially owned approximately 60,915 shares of our common stock having a fair market value of approximately $1,978,787.

EXPERTS

The consolidated financial statements of Ameriprise Financial, Inc. as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street NE, Washington, D.C. Please call the SEC at l-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov. You can also access our SEC filings through our website at www.ameriprise.com.

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus.

Information that we file later with the SEC will automatically update and supersede this information. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. We incorporate by reference into this prospectus the following documents:

(a)           Annual Report on Form 10-K, filed on March 8, 2006 (including our 2005 Annual Report to Shareholders and our 2006 Proxy Statement to the extent incorporated by reference therein).

(b)           Current Report on Form 8-K filed on May 3, 2006.

(c)           Current Report on Form 8-K filed on April 25, 2006.

(d)           Current Report on Form 8-K filed on April 10, 2006.

(e)           Current Report on Form 8-K filed on March 30, 2006.

(f)            Current Report on Form 8-K filed on March 27, 2006.

(g)           Current Report on Form 8-K filed on February 1, 2006.

(h)           Current Report on Form 8-K filed on January 26, 2006.

(i)            Current Report on Form 8-K filed on January 19, 2006.

(j)            The information contained in the section entitled “Description of Capital Stock” in the Registration Statement on Form 10, as amended, filed on August 19, 2005

(k)           All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before the termination of this offering.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8 K.

You may request a copy of these filings and any exhibit incorporated by reference in these filings at no cost, by writing or telephoning us at the following address or number:

Ameriprise Financial, Inc.
243 Ameriprise Financial Center
Minneapolis, MN  55474
(612) 671-1805
Attention: Investor Relations

CAUTIONARY STATEMENT PURSUANT TO THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

We have included or incorporated by reference in this prospectus statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only Ameriprise’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of Ameriprise’s control. It is possible that Ameriprise’s actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

Information regarding important factors that could cause actual results to differ, perhaps materially, from those in Ameriprise’s forward-looking statements is contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations —Forward-Looking Statements” in Ameriprise’s Annual Report on Form 10-K for the year ended December 31, 2005, which is incorporated into this prospectus by reference. See “Where You Can Find More Information” above for information about how to obtain a copy of this annual report.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Ameriprise Financial, Inc.

PART II

INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 14.                                                    Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated other than the SEC registration fee) to be incurred by the Registrants in connection with the distribution of the securities registered under this registration statement:

Amount to be paid
SEC registration fee	*
Legal fees and expenses	$200,000
Accounting fees and expenses	200,000
Rating agency fees	750,000
Printing fees	100,000
Trustee fees and expenses	15,000
Miscellaneous	25,000
Total	$1,290,000

*

deferred in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended, except for the registration fees applied in accordance with Rule 457(p) as described in footnote (1) to the “Calculation of Registration Fee” Table.

Item 15.                                                    Indemnification of Directors and Officers

Article VI of the Registrant’s Amended and Restated Bylaws provides as follows:

“Section 6.01.  Nature Of Indemnity.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (a “Proceeding”), whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a Director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a Director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such a Proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such Proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful; except that in the case of a Proceeding by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such Proceeding, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding the foregoing, but subject to Section 6.05 of these By-Laws, the Corporation shall not be obligated to indemnify a Director or officer of the Corporation in respect of a Proceeding (or part thereof) instituted by such Director or officer, unless such Proceeding (or part thereof) has been authorized by the Board of Directors. The termination of any Proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 6.02. Successful Defense. To the extent that a present or former Director or officer of the Corporation has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 6.01 hereof or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 6.03.  Determination That Indemnification Is Proper.  Any indemnification of a present or former Director or officer of the Corporation under Section 6.01 hereof (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the present or former Director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 6.01 hereof. Any indemnification of a present or former employee or agent of the Corporation under Section 6.01 hereof (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the present or former employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01 hereof. Any such determination shall be made, with respect to a person who is a Director or officer at the time of such determination, (1) by a majority vote of the Directors who are not parties to such Proceeding, even though less than a quorum, or (2) by a committee of such Directors designated by majority vote of such Directors, even though less than a quorum, or (3) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 6.04. Advance Payment Of Expenses. Expenses (including attorneys’ fees) incurred by a Director or officer in defending any civil, criminal, administrative or investigative Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys’ fees) incurred by former Directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The Board of Directors may authorize the Corporation’s counsel to represent such Director, officer, employee or agent in any Proceeding, whether or not the Corporation is a party to such Proceeding.

Section 6.05.  Procedure For Indemnification Of Directors And Officers.  Any indemnification of a Director or officer of the Corporation under Sections 6.01 and 6.02, or advance of costs, charges and expenses to a Director or officer under Section 6.04 of these By-Laws, shall be made promptly, and in any event within thirty (30) days, upon the written request of the Director or officer. If a determination by the Corporation that the Director or officer is entitled to indemnification pursuant to this Article VI is required, and the Corporation fails to respond within thirty (30) days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this Article VI shall be enforceable by the Director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such Proceeding shall also be indemnified by the Corporation. It shall be a defense to any such Proceeding (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6.04 of these By-Laws where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 6.01 of these By-Laws, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01 of these By-Laws, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 6.06.  Survival; Preservation Of Other Rights.  The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each Director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Delaware General Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any Proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a “contract right” may not be modified retroactively without the consent of such Director, officer, employee or agent. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.07.  Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person or on such person’s behalf in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VI.

Section 6.08.  Severability.  If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to a Proceeding, whether civil, criminal, administrative or investigative, including a Proceeding by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.”

Section 145 of the Delaware General Corporation Law permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of a company in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he is or was a director, officer or employee of the company. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

In addition, the Registrant has purchased insurance policies that provide coverage for its directors and officers in certain situations where the Registrant cannot directly indemnify such directors or officers.

For the undertaking with respect to indemnification, see Item 17 below.

Item 16.                                                    Exhibits

See Exhibits Index which is incorporated herein by reference.

Item 17.                                                    Undertakings

(a) Each of the undersigned Registrants hereby undertake:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           Each of the undersigned registrants hereby undertakes that, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(b)           Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(d)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the provisions described under Item 15 above, or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Ameriprise Financial, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 5th day of May, 2006.

AMERIPRISE FINANCIAL, INC.

By:	/s/ John C. Junek
John C. Junek
Executive Vice President and General Counsel

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter S. Berman, James D. Cracchiolo, John C. Junek and David K. Stewart, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign a Registration Statement on Form S-3 and any and all amendments (including post-effective amendments) thereto, and to file the same, with the exhibits thereto, and other documents in connection herewith, including any related registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-law and agents, and each of them, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated as of the 5th day of May, 2006 hereof.

SIGNATURE	TITLE

*	Chairman of the Board, President and Chief Executive Officer
JAMES M. CRACCHIOLO	(Principal Executive Officer and Director)
*	Executive Vice President and Chief Financial Officer
WALTER S. BERMAN	(Principal Financial Officer)
*	Senior Vice President and Controller
DAVID K. STEWART	(Chief Accounting Officer)

*	Director
IRA D. HALL
*	Director
W. WALKER LEWIS
*	Director
SIRI S. MARSHALL
*	Director
JEFF NODDLE
*	Director
RICHARD F. POWERS III
*	Director
H. JAY SARLES
*	Director
ROBERT F. SHARPE, JR.
*	Director
WILLIAM H. TURNER

* John C. Junek, Esq. as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Ameriprise Capital Trust I, Ameriprise Capital Trust II, Ameriprise Capital Trust III, and Ameriprise Capital Trust IV each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by each of the undersigned, thereunto duly authorized, in the City of Minneapolis, Minnesota, on the 5th day of May, 2006.

AMERIPRISE CAPITAL TRUST I
(Registrant)
By: Ameriprise Financial, Inc.,
as sponsor
By:	/s/ John C. Junek
Name: John C. Junek
Title: Executive Vice President and General Counsel
AMERIPRISE CAPITAL TRUST II
(Registrant)
By: Ameriprise Financial, Inc.,
as sponsor
By:	/s/ John C. Junek
Name: John C. Junek
Title: Executive Vice President and General Counsel
AMERIPRISE CAPITAL TRUST III
(Registrant)
By: Ameriprise Financial, Inc.,
as sponsor
By:	/s/ John C. Junek
Name: John C. Junek
Title: Executive Vice President and General Counsel

AMERIPRISE CAPITAL TRUST IV
(Registrant)
By: Ameriprise Financial, Inc.,
as sponsor
By:	/s/ John C. Junek
Name: John C. Junek
Title: Executive Vice President and General Counsel

EXHIBITS INDEX

Exhibit	Description
1(a)	— Form of Underwriting Agreement for senior and subordinated debt securities.*
1(b)	— Form of Underwriting Agreement for preferred stock and depositary shares.*
1(c)	— Form of Underwriting Agreement for common stock.*
1(d)	— Form of Underwriting Agreement for convertible debt securities.*
1(e)	— Form of Underwriting Agreement for warrants.*
1(f)	— Form of Underwriting Agreement for securities of Ameriprise Capital Trust I, Ameriprise Capital Trust II, Ameriprise Capital Trust III and Ameriprise Capital Trust IV.*
1(g)	— Form of Underwriting Agreement for stock purchase contracts.*
1(h)	— Form of Underwriting Agreement for units.*
3(a)	— Amended and Restated Certificate of Incorporation of Ameriprise Financial, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed October 4, 2005).
3(b)	— Amended and Restated Bylaws of Ameriprise Financial, Inc. (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed October 4, 2005).
4(a)	— Form of Indenture for senior debt securities†
4(b)	— Form of Indenture for senior subordinated debt securities†
4(c)	— Form of Indenture for junior subordinated debt securities.†
4(d)	— Form of Deposit Agreement.*
4(e)	— Form of Warrant Agreement, including the form of the Warrant Certificate.*
4(f)	— Form of Stock Purchase Contract Agreement, including the form of the Security Certificate.*
4(g)	— Form of Unit Agreement, including the form of the Unit Certificate.*
4(h)	— Form of Pledge Agreement.*
4(i)	— Certificate of Trust of Ameriprise Capital Trust I.†

4(j)	— Certificate of Trust of Ameriprise Capital Trust II.†
4(k)	— Certificate of Trust of Ameriprise Capital Trust III.†
4(l)	— Certificate of Trust of Ameriprise Capital Trust IV.†
4(m)	— Declaration of Trust of Ameriprise Capital Trust I.†
4(n)	— Declaration of Trust of Ameriprise Capital Trust II.†
4(o)	— Declaration of Trust of Ameriprise Capital Trust III.†
4(p)	— Declaration of Trust of Ameriprise Capital Trust IV.†
4(q)	— Form of Amended and Restated Declaration of Trust for Ameriprise Capital Trust I, Ameriprise Capital Trust II, Ameriprise Capital Trust III and Ameriprise Capital Trust IV.†
4(r)	— Form of Preferred Securities Guarantee Agreement for Ameriprise Capital Trust I, Ameriprise Capital Trust II, Ameriprise Capital Trust III and Ameriprise Capital Trust IV. †
4(s)	— Form of Specimen Certificate of Preferred Stock and Form of Certificate of Designations for Preferred Stock.*
5(a)	— Opinion of John C. Junek, Esq.†
5(b)	— Opinion of Morris, Nichols, Arsht & Tunnell LLP, with respect to Ameriprise Capital Trust I, Ameriprise Capital Trust II, Ameriprise Capital Trust III, and Ameriprise Capital Trust IV.†
12	— Statement regarding computation of ratios of earnings to fixed charges (incorporated by reference to Exhibit 12 of the Registrant’s Annual Report on Form 10-K filed March 8, 2006).
23(a)	— Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.†
23(b)	— Consent of John C. Junek, Esq. (included in Exhibit 5(a)).
23(c)	— Consent of Morris, Nichols, Arsht & Tunnell LLP. (included in Exhibit 5(b)).
24	— Power of Attorney (included on signature page).
25(a)

—                 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee under the senior debt indenture, the senior subordinated debt indenture, and the junior subordinated debt indenture.†

25(b)	— Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee under Declaration of Trust of Ameriprise Capital Trust I.†
25(c)	— Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee under the Declaration of Trust of Ameriprise Capital Trust II.†
25(d)	— Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee under the Declaration of Trust of Ameriprise Capital Trust III.†
25(e)	— Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee under the Declaration of Trust of Ameriprise Capital Trust IV.†
25(f)

—                 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee under the Capital Securities Guarantee of Ameriprise with respect to the Capital Securities of Ameriprise Capital Trust I, the Capital Securities of Ameriprise Capital Trust II, the Capital Securities of Ameriprise Capital Trust III, and the Capital Securities of Ameriprise Capital Trust IV. †

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.
†	Filed herewith.